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                                                                   EXHIBIT 10.32

                    FULL-TIME TRANSPONDER CAPACITY AGREEMENT

      This Agreement (the "Agreement") is entered into this 31st day of January, 2005 (the "Execution Date"), by and between PANAMSAT CORPORATION ("PanAmSat"), a Delaware corporation, and VALUEVISION MEDIA, INC. ("Customer"), a Minnesota corporation.

                                    AGREEMENT

      In consideration of the foregoing and of the mutual promises set forth below, PanAmSat and Customer mutually agree to set forth the terms and conditions pursuant to which (1) PanAmSat shall provide, as set forth below, Customer with certain satellite transponder capacity; (2) the parties will set forth certain terms concerning the period of transition (the "Transition Period") to Galaxy IRR (as defined below) from Customer's Galaxy IR transponder under the Galaxy IR Reserve Transponder Lease Agreement between Hughes Communications Galaxy, Inc. (a predecessor in interest to PanAmSat) and ValueVision International, Inc. (A predecessor in interest to Customer) dated July 23, 1993, as amended (the "Galaxy IR Agreement"); and (3) the parties will terminate the Galaxy IR Agreement.

ARTICLE 1. THE CUSTOMER'S TRANSPONDER CAPACITY.

      1.1 Description of Capacity. PanAmSat agrees to provide to Customer and Customer agrees to accept from PanAmSat, on a full time basis (24 hours a day, seven days a week), in outerspace, for the Capacity Term (as defined herein), the Customer's Transponder Capacity (defined below) meeting the "Performance Specifications" set forth in the "Technical Appendix" attached hereto as Appendix B. For purposes of this Agreement, the "Customer's Transponder Capacity" shall consist of one (1) 36 MHz, C-Band "Reserve" (as defined in
Section 1.2, below) Transponder in the beam(s) that are identified in Appendix A to this Agreement from that certain U.S. domestic satellite referred to by PanAmSat as Galaxy IRR* (the "Satellite" or "G-IRR"), which is planned to be located in geostationary orbit at 133 degrees West Longitude (the "Designated Orbital Location"). Galaxy IRR or such other satellite as to which Customer may at the time be using capacity hereunder, as applied in context herein, is also referred to as the "Satellite". The transponders on the Satellite and the beams in which these transponders are grouped are referred to as "Transponder(s)" and the "Beam(s)," respectively.

----------------------
*Galaxy IRR"" refers to the Satellite which will replace "Galaxy IR" at 133 degrees West Longitude. The name PanAmSat will employ for this Satellite is to be determined.

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PanAmSat shall not preempt or interrupt the provision of the Customer's
Transponder Capacity to Customer, except as specifically permitted under this Agreement.

      1.2 C-band Payload for Galaxy IRR and Transponder Designation. Galaxy IRR shall have twenty-four (24) C-band Transponders. Twenty-two (22) of the C-band Transponders on Galaxy IRR shall be designated as "Primary". The remaining two
(2) C-band Transponders on Galaxy IRR shall be designated as "Reserve." "Primary Transponders" shall mean C-band Transponders which are not preemptible and as to which the "Protected Parties," if a "Confirmed Failure" (each as hereafter defined) occurs, shall have the right to preempt a Reserve C-band Transponder in accordance with Section 5.3. "Reserve Transponders" shall mean C-band Transponders which shall be preemptible, in accordance with Section 5.3, by the Protected Parties of Primary C-band Transponders located on the Satellite that have suffered a Confirmed Failure. Use of C-band Transponders shall not give such Protected Party the right to preempt or use any Ku-band Transponders or Ku-band Transponder spares on the Satellite. Use of Ku-band Transponders shall not give such Protected Party the right to preempt or use any C-band Transponders or C-band Transponder spares on the Satellite. As used herein, "Protected Parties" means Transponder owners, lessees, customers, and users, whether "Primary" or "Reserve," including without limitation, those who may take service via Satellite capacity provided by PanAmSat, but who may have no direct right to access the capacity themselves, such as compressed digital channel customers. Subject to Section 5.3 and Appendix B, the particular Transponder that shall make up the Customer's Transponder Capacity shall be identified in accordance with Appendices A and B. The initial Transponder assignment(s) shall be specified by PanAmSat prior to the Commencement Date.

      1.3 Transmission Plan. Customer has submitted to PanAmSat transmission plan(s) (the "Transmission Plan(s)") attached hereto as Appendix G. Customer shall also be permitted, subject to PanAmSat's prior written approval, to modify the Transmission Plan(s) from time to time. PanAmSat's approval of the Transmission Plan(s) shall not constitute, nor does PanAmSat make, any representation, warranty, or covenant regarding the efficacy of the use of any number of carriers or other alternative uses of Customer's Transponder Capacity.

      1.4 Permitted Use. Except as set forth in Section 10, the Customer's Transponder Capacity may be used by Customer solely for transmission of its own "Television Service," which, for purposes of this Agreement means entertainment services and video programming, with associated audio signals, for broadcast, cable, direct-to-home, or similar mass distribution.

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ARTICLE 2. TRANSITION PERIOD AND CAPACITY TERM.

      2.1A Transition Period. THIS AGREEMENT SHALL BE EFFECTIVE AS OF NOVEMBER 1, 2004, WHICH REPRESENTS THE DATE ON WHICH THE TRANSITION PERIOD COMMENCES (THE "TRANSITION PERIOD START DATE"). AS OF THE TRANSITION PERIOD START DATE, PANAMSAT WILL PROVIDE, AND CUSTOMER SHALL LEASE, C-BAND RESERVE TRANSPONDER NO. 12 ON GALAXY IR, PURSUANT TO THE TERMS OF APPENDIX D ATTACHED HERETO.

      2.1B Capacity Term for Galaxy IRR. The "Capacity Term" for Galaxy IRR shall commence on the date that PanAmSat certifies to Customer that Galaxy IRR has been placed into commercial operation in its assigned orbital location, with the Customer's Transponder Capacity meeting the Performance Specifications and available for Customer's use (the "Commencement Date"). If one or more, but not all of the Transponder(s) or Transponder Segment(s) that constitute the Customer's Transponder Capacity meet the Performance Specifications, PanAmSat shall so state in its certification, and the Capacity Term shall commence with respect to such Transponder(s) or Transponder Segment(s). The Capacity Term shall continue until 23:59 Greenwich Mean Time on the date that is one day earlier than the eleventh (11th) year anniversary of the Commencement Date.

ARTICLE 3. CUSTOMER PAYMENTS.

      3.1 Monthly Fee and Deposit. From and after the Commencement Date, Customer agrees to pay the "Monthly Fee" shown in Appendix A hereto (prorated for partial months). If, during the Capacity Term, Customer's Monthly Fees are late (meaning that PanAmSat has the right to charge a delinquency charge as set forth in Section 3.4) for two (2) consecutive months, then PanAmSat shall have the right to require Customer to pay to PanAmSat the Monthly Fee for two (2) additional months (the "Deposit"), which shall be held by PanAmSat and applied towards the Monthly Fee due for the last two (2) months of the Capacity Term, and if PanAmSat so requires, Customer shall pay the Deposit.

      3.2 [Reserved]

      3.3 Manner of Payment. Except as otherwise set forth in Section 3.1, Customer shall make all payments of the Monthly Fee, in advance, no later than the first business day of each month of the Capacity Term. Customer shall make all payments (i) in U.S. dollars without offset, deduction or withholding and
(ii) by check issued by Customer from a U.S. bank, delivered to PanAmSat at such address as PanAmSat may designate by notice to Customer. In addition, Customer shall be responsible

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for any and all transfer, exchange, or other similar charges. All payments shall be deemed to be made only upon PanAmSat's receipt of collected funds.

      3.4 Late Payment. Any payments due from Customer and not received by PanAmSat within five (5) days of the due date shall be subject to a delinquency charge (liquidated damages) at the rate of one percent (1%) per month, or the highest rate permitted by law, if less, on such overdue amount from the due date until it is actually received by PanAmSat. Customer acknowledges that such delinquency charge is reasonable under all the circumstances existing as of the Execution Date.

      3.5 Taxes. With the exception of any U.S. income taxes on PanAmSat or any PanAmSat Company (as defined in Section 9.2 below), Customer shall be responsible, and pay PanAmSat, for any taxes, charges, levies, duties, usage or other fees (including, without limitation, value added taxes, universal service fund contribution charges, and other similar taxes and charges, if any) which may be asserted against PanAmSat, any PanAmSat Company (as defined in Section
9.2 below), or the Customer by any governmental entity with respect to or arising out of this Agreement (collectively, "Taxes"). If any Taxes are so asserted, Customer agrees to pay PanAmSat that amount, if any, which ensures that PanAmSat receives the same amount, after reduction for, or payment of, such Taxes, as it would have received had such Taxes not been asserted. If any Taxes are asserted with respect to the Satellite itself, the point of space that it occupies or the frequencies employed, and such Taxes are not specifically attributable to the Customer's Transponder Capacity, then Customer shall be responsible only for its pro rata allocation of such Taxes as determined by PanAmSat.

ARTICLE 4. CUSTOMER'S OBLIGATIONS.

      4.1 Non-interference and Use Restrictions. Customer's transmissions to and from the Satellite and its use of the Customer's Transponder Capacity shall comply with all applicable governmental laws, rules and regulations. Customer will follow established practices and procedures for frequency coordination and will not use the Customer's Transponder Capacity, or any portion thereof, in a manner which would or could be expected to, under standard engineering practice, harm the Customer's Transponder Capacity or interfere with the use of or harm any portion of the Transponder from which the Customer's Transponder Capacity is provided that is not assigned to Customer, any other Transponder, the Satellite, or any other in-orbit satellite or transponder on such satellite. Customer shall also comply with the "Operational Requirements" set forth in Appendix C, as the same may be modified from time to time by PanAmSat, in its reasonable discretion and on prior notice to Customer.

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      4.2 Terrestrial Facilities. Customer shall be responsible for the provision, installation, operation, maintenance of, and for securing all necessary licenses and/or authorizations for all earth station facilities and equipment ("Customer-Provided Facilities"), for transmitting signals to, or receiving signals from, the Satellite in accordance with the requirements set forth in this Agreement. Any provision by PanAmSat to Customer of earth station or other terrestrial facilities or services shall be the subject of a separate agreement.

      4.3 Customer's Transmitting Stations. Customer will configure, equip and operate its transmit facilities so that the interface of these facilities, in outerspace, with the Satellite shall conform to the characteristics and technical parameters of the Satellite, as set forth in Appendix C. Customer will follow PanAmSat's procedures for initiating, or terminating any transmission to the Satellite. Customer will operate all transmit facilities in a manner that allows for cessation of, and will cease, transmission immediately upon receiving notice from PanAmSat under Section 14.5(a) ("Telephone Notices"). Customer will furnish such information regarding the technical parameters of its transmissions as may be required by PanAmSat prior to commencing, during, and upon the conclusion of any transmission to the Satellite.

            PanAmSat shall have the right, but not the obligation, to inspect any Customer-Provided Facilities together with associated facilities and equipment used by Customer, or by a third party under the authority of Customer, to transmit to any of the Customer's Transponder Capacity. PanAmSat will use all reasonable efforts to schedule inspections to minimize the disruption of the operation of the facilities, and Customer shall make the facilities available for inspection at all reasonable times.

      4.4 Customer Uplink Providers. Customer shall be permitted to contract with other parties to transmit its signals to, or receive its signals from the Satellite; provided, that Customer requires its contractors to comply with all of the requirements of this Agreement regarding transmissions to, or reception from, the Satellite, as set forth in Appendix C. If Customer retains third parties as permitted by the previous sentence, these third parties' facilities shall be deemed to be Customer-Provided Facilities and the acts and omissions of these third parties in connection with the transmission or reception of Customer's signals shall be deemed to be the acts and omissions of such third parties and of Customer.

      4.5 Third Party Use. Customer shall be responsible to PanAmSat for any third party use or transmissions that is/are permitted by Customer to the same extent as it would be for Customer's own use or transmissions and references in this Agreement with respect to Customer's responsibilities to PanAmSat regarding Customer's use or transmissions shall be interpreted accordingly.

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ARTICLE 5. OUTAGES.

      5.1 Certain Outage Definitions. For purposes of determining the rights and responsibility of the parties in the event of a failure of Customer's Transponder Capacity, the following definitions apply:

            (a) "Confirmed Outage" means a Measured Failure of Customer's Transponder Capacity to meet the Performance Specifications for a consecutive period of fifteen minutes or longer.

            (b) "Confirmed Failure" means Measured Failure(s) of Customer's Transponder Capacity to meet the Performance Specifications for any of the following periods:

                  (i) a cumulative total of ten (10) hours in any consecutive thirty (30)-day period;

                  (ii) ten (10) or more Outage Units (as defined below) and within any consecutive thirty (30)-day period; or

                  (iii) any period of time following a catastrophic event that makes it clearly ascertainable that a failure described in any of clauses (i) or
(ii) will occur.

            (c) "Measured Failure" means a failure of Customer's Transponder Capacity to meet the Performance Specifications that is confirmed by PanAmSat in good faith, based upon objective engineering evidence available to it. Such a failure, if so confirmed, shall be deemed to commence when Customer notifies PanAmSat or PanAmSat otherwise has actual knowledge, recorded at PanAmSat's network operations center, of the occurrence of such a failure and shall be deemed to end when PanAmSat notifies Customer or Customer has actual knowledge (where applicable, recorded at Customer's office responsible for outage monitoring) that a the Customer's Transponder Capacity has been restored to the Performance Specifications. For purposes of determining Confirmed Outages, any period during which Customer uses Customer's Transponder Capacity shall not count as a period of Measured Failure. For purposes of determining Confirmed Failure, any period during which Customer continues to use Customer's Transponder Capacity after being notified by PanAmSat to discontinue use to allow for testing or other remedial measures shall not count as a period of Measured Failure.

            (d) "Outage Unit" means the Measured Failure of Customer's Transponder Capacity to meet its Performance Specifications for a period of two
(2) minutes or more; provided that any such failure that occurs within the same one (1) hour period shall constitute but one and the same failure; provided further that the foregoing exception shall not be applied to count multiple failures that occur over a period of greater than one (1) hour, but each within one (1) hour of another, as a single failure (e.g.,

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three (3) failures, each otherwise meeting the definition of an Outage Unit, that occur over ninety (90) minutes would constitute two (2) Outage Units, regardless of the timing of the middle failure).

            (e) "Simultaneously" means occurring within a 24 hour period.

            (f) "Spare Equipment" means certain spare equipment units on the Satellite.

      5.2 Exclusions. Neither a Confirmed Outage nor a Confirmed Failure shall be deemed to have occurred if a failure is due to: (a) the failure or non-performance of any Customer-Provided Facility; (b) the fault, negligent act, a failure to act of Customer, its employees, or agents; or (c) intermittent failures due to sun outages, meteorological, or astronomical disturbances.

      5.3 Restoration.

            Use of Spare Equipment. If, after the Commencement Date, the Customer's Transponder Capacity suffers a Confirmed Failure, PanAmSat shall, as soon as possible and to the extent technically feasible, employ Spare Equipment on a first-needed, first-served basis as among Customer and Protected Parties as a substitute for an equipment unit which has failed. In the event that Transponders of more than one Protected Party simultaneously suffer a Confirmed Failure, then the Protected Party of Primary Transponders on the Satellite shall have priority over the Protected Party of Reserve Transponders as to the use of the Spare Equipment. In the event that PanAmSat employs the Spare Equipment to Customer as a substitute for an equipment unit which has caused the affected Customer's Transponder Capacity to suffer a Confirmed Failure, then such Spare Equipment shall become part of the Transponder which is provided to Customer hereunder, and Customer, concurrently, shall no longer have any right to use the failed equipment unit. Customer acknowledges and agrees that the Spare Equipment redundancy plan of the Satellite may require PanAmSat to reassign certain power components among Transponders to make use of Spare Equipment. In circumstances in which a spare power component is required to be employed for any Protected Party and to do so requires a change in the power component assigned to Customer, Customer shall, on notice from PanAmSat, immediately cease transmitting to the Satellite to allow the power component that is assigned to its Transponder to be reassigned and a different unit (that meets the Performance Specifications) to be put in its place.

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      Use of Reserve Transponders. Reserve Transponders or any of them, will be substituted and utilized on a first-needed, first-served basis, to satisfy PanAmSat's obligations to the Protected Parties of Primary Transponders with respect to the performance of their Primary Transponders. Reserve Transponders shall be substituted in the inverse order in which the Protected Parties of the Reserve Transponders (or such Protected Party's predecessor in interest) on Galaxy IRR executed transponder purchase, lease or use agreement for the Reserve Transponders on Galaxy IRR. PanAmSat shall include in the transponder purchase or lease agreement of any third party who has purchased or leased a Reserve Transponder (or in any other agreement providing for the transfer of a Reserve Transponder) a requirement that PanAmSat may preempt such Reserve Transponder(s) after two hours notice from PanAmSat. If PanAmSat preempts Customer's Transponder Capacity in order to furnish a Reserve Transponder to the Protected Party of a Primary Transponder in accordance with this Section 5.3, then under the terms of Article 16 PanAmSat shall exercise its option to cancel the lease of Customer's Transponder Capacity.

      Simultaneous Failure-Priority with respect to the Use of the Spare Equipment. In the event that Transponders of more than one Protected Party simultaneously suffer a Confirmed Failure, then the Protected Party (or such Protected Party's predecessor in interest) of a Primary Transponder on Galaxy IRR shall have priority over the Protected Party of a Reserve Transponder on Galaxy IRR, in all instances, as to the use of Spare Equipment. With respect to the Reserve Transponders, the Protected Party of the Reserve Transponder with the highest priority as set forth in appendix E shall have priority as to the use of the Spare Equipment with respect to said Protected Party's Reserve Transponder which has suffered a Confirmed Failure, to the extent technically feasible.

      Simultaneous Failure-Priority with respect to the Use of Reserve Transponders. In the event that Primary Transponders of more than one Protected Party simultaneously suffer a Confirmed Failure, and no Spare Equipment is available or if the use of such Spare Equipment has not or would not correct the failure, then the Protected Party (or such Protected Party's predecessor in interest) with the highest priority shall have priority as to the use of the Reserve Transponders with respect to said Protected Party's Primary Transponder or Transponders which have suffered a Confirmed Failure.

      Restoration Priority. All determinations as to when failures requiring protection shall have occurred, for purposes of determining whether the failures are "simultaneous," shall be made by PanAmSat in its sole discretion acting in good faith.

      5.4 Outage Credits. If for any particular month during the Capacity Term there is a Confirmed Outage of the Customer's Transponder Capacity, PanAmSat shall credit to Customer's next

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payment an "Outage Credit" that shall be determined, on a Transponder by
Transponder basis, (or, if applicable, by Transponder Segment) by the following formula:

      Outage Credit equals:

               N    multiplied by S;
              ---
               M

      Where,

               N = the number of hours (or portion thereof) during a month that there has been a Confirmed Outage of a particular Transponder (or Transponder Segment) that is part of the Customer's Transponder Capacity

               M =      the number of hours in the month, and

               S = Customer's Monthly Fee, applicable to the affected Transponder (or Transponder Segment, if applicable), for said month

      5.5 Performance at Particular Locations. The city tables that are provided in the Performance Specifications of the Technical Appendix show minimum anticipated power at particular locations. In the event of a bona fide dispute regarding whether the Performance Specifications are being met, PanAmSat will take measurements from one of its teleports or at other convenient locations and extrapolate data for the particular city table locale. For the avoidance of doubt, the city table references do not constitute a representation or warranty by PanAmSat with respect to the existence (or lack thereof) of legal restrictions that may prevent or limit the use of the Customer's Transponder Capacity at particular locations.

      5.6 Application to Individual Transponders. All determinations as to Confirmed Failures, Outage Credits, and protection rights to be made under this
Article 5 shall be made on an individual Transponder by Transponder (or Transponder Segment, if applicable) basis.

      5.7 Replacement of Satellite and/or Communications Payload. During the Capacity Term, PanAmSat may replace the Satellite or one of its communications payloads (e.g. Ku or C-band) with another satellite (a "Replacement Satellite") at the Designated Orbital Location or at such other orbital location to which such Replacement Satellite may be authorized by the United States Federal Communications Commission ("FCC") to be located. In such circumstances, provided there is Conforming Capacity on the Replacement Satellite, PanAmSat shall provide such capacity to Customer (the "Replacement Capacity") and this Agreement shall continue with such Replacement Capacity in lieu of the capacity originally provided for the remainder of its scheduled Capacity Term. As used herein, Conforming Capacity means transponder capacity in the same frequency band (e.g., Ku or C-band) with

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materially the same or better coverage and performance than the Performance
Specifications specified herein and on a satellite that is located at or within one (1) degree of the Designated Orbital Location. PanAmSat shall provide an applicable Replacement Technical Appendix with Replacement Performance Specifications to Customer prior to the transfer to the Replacement Satellite. PanAmSat shall use all reasonable efforts to minimize any disruption of operations while the Customer's Transponder Capacity is being transferred from one satellite to the other and Customer shall be entitled to Outage Credits during any period that the Customer's Transponder Capacity may be unavailable from both satellites. In the event of a replacement of Customer's Transponder Capacity under this Section, all references in this Agreement to the Satellite, Customer's Transponder Capacity, the Technical Appendix and the Performance Specifications, shall thereafter be deemed to refer to the Replacement Satellite, the Replacement Capacity, the Replacement Technical Appendix and the Replacement Performance Specifications, respectively.

ARTICLE 6. PREEMPTIVE RIGHTS.

      6.1 Preemptive Rights. Customer recognizes that it may be necessary, if the Satellite or any component thereof, loses power, or in other unusual or abnormal technical situations, or other unforeseen conditions, for PanAmSat deliberately to preempt or interrupt Customer's use of the Customer's Transponder Capacity, solely in order to protect the overall health and performance of the Satellite, or as otherwise necessitated by any reduction in available power. PanAmSat shall make such decisions in good faith. To the extent technically feasible, PanAmSat shall preempt or interrupt the use of the Transponders in the reverse of priority as set forth in Section 5.3 (i.e., last signed, first off) and preempt or interrupt the use of either or both Reserve Transponders before preempting or interrupting the use of any Primary Transponders. Further, to the extent technically feasible, PanAmSat shall give Customer at least 24 hours notice of such preemption or interruption and will use all reasonable efforts to schedule and conduct its activities during periods of such preemption or interruption so as to minimize the disruption to users of the Satellite. Customer shall immediately cease transmissions to the affected Transponder(s) at such time as Customer's Transponder Capacity is preempted or interrupted pursuant to this Section. To the extent that such preemption results in a loss to Customer of the use of the Customer's Transponder Capacity that otherwise would be sufficient to constitute a Confirmed Failure, Customer shall have all of the rights and remedies regarding Outage Credits and termination that are set forth in Articles 5 and 7.

      6.2 Testing in the Event of Customer's Transponder Capacity Failure. If a Transponder that is part of Customer's Transponder Capacity is not meeting Performance Specifications, but Customer

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elects to continue to use such Customer's Transponder Capacity, as degraded,
PanAmSat may interrupt Customer's use as necessary to perform testing or take any other action that may be appropriate to attempt to restore the affected Transponder to its Performance Specifications. In such event, PanAmSat shall coordinate activities with affected users of the Satellite and shall use all reasonable efforts to minimize the overall disruption. To the extent that any period of interruption results in a loss to Customer of the use of the Customer's Transponder Capacity that is sufficient to constitute a Confirmed Failure, Customer shall have all of the rights and remedies regarding Outage Credits and termination that are set forth in Articles 5 and 7.

ARTICLE 7. TERMINATION RIGHTS.

      7.1 Termination for Late Delivery. "Late Delivery" as to Galaxy IRR shall mean a failure to place Galaxy IRR in its assigned orbital location with a minimum of one-half of the C-band Transponders meeting the requisite Performance Specifications (which requirements may be met through the use of Spare Equipment or Reserve Transponders) prior to the date on which Galaxy IR is taken out of normal stationkeeping mode of operation (as opposed to the inclined mode of operation). In the event of a Late Delivery of Galaxy IRR, Customer may terminate this Agreement on thirty (30) days' prior written notice to PanAmSat (the "Notice Period"), unless within such thirty (30) days, capacity from Galaxy Replacement or the Replacement Capacity is provided in accordance with Article 15 or Section 5.7, as applicable. PanAmSat shall also be permitted to terminate this Agreement on notice to Customer, if PanAmSat determines because of force majeure conditions not to proceed with the construction and launch of Galaxy IRR.

      7.2A Termination for a Catastrophic Failure. Customer shall have the right to terminate this Agreement upon thirty (30) days' written notice to PanAmSat, if the Satellite suffers a Catastrophic Failure unless within thirty (30) days thereof, Galaxy Replacement or Replacement Capacity is provided in accordance with Article 15 or Section 5.7, as applicable. The term "Catastrophic Failure" shall mean one-half or more transponders that constitute the C-band payload becoming "Failed Transponders." The term "Failed Transponder" shall mean Transponders that have suffered Confirmed Failures and which PanAmSat is unable to restore through the use of the Spare Equipment and Reserve Transponders pursuant to Section 5.3, above.

      7.2B Termination for Confirmed Failure. If there is a Confirmed Failure of any of the Transponders (or Transponder Segments) that constitute the Customer's Transponder Capacity or, if on the Commencement Date, any of such Transponders or Transponder Segments do not meet their

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Performance Specifications, this Agreement shall automatically terminate as to such failed Transponder(s) or Transponder Segment(s) unless within the "Cure Period," PanAmSat restores such capacity to the Performance Specifications including through the use of Spare Equipment or Reserve Transponder on Galaxy IRR or Galaxy Replacement in accordance with Article 15. In the event this Agreement is terminated under this Section 7.2 for all of Customer's Transponder Capacity (i.e., all such Capacity has suffered Confirmed Failure(s), without restoration as provided above), this Agreement shall terminate in its entirety. As used in this Section 7.2, the "Cure Period" means within: (i) thirty (30) days of a failure whether or not such failure was caused by a Force Majeure Event that does not involve an equipment failure on board an in orbit Satellite; or (ii) within any such shorter period as it may become clearly ascertainable that restoration within the time frame permitted under clause (i) or (ii) above, as applicable, is not possible. In addition, PanAmSat will be obligated to notify Customer in writing as soon as possible once PanAmSat determines that it is unable to restore Customer's Transponder Capacity as provided in this Agreement.

      7.3 Taking the Satellite Out Of Commercial Slot. This Agreement shall terminate on the date that the Satellite is taken out of commercial operation at or within one (1) degree of the Designated Orbital Location, unless PanAmSat provides Replacement Capacity to Customer pursuant to Section 5.7.

      7.4   Termination by PanAmSat for Cause.

            (A)   PanAmSat may immediately terminate this Agreement:

                  (I) if Customer fails to make payment of any amount due and such amount remains unpaid within thirty (30) days after receiving from PanAmSat a notice of such nonpayment or failure, or

                  (II) if Customer fails to cease any activity in violation of Sections 4.1, 6.1 or 7.6 upon receiving notice from PanAmSat in accordance with
Section 13.5(a), or

                  (III) if Customer fails to cease any other activity in material violation of Customer's material obligations under this Agreement within thirty (30) days after receiving from PanAmSat a notice of such violation.

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                                      -13-

            (B) In the event that PanAmSat terminates this Agreement for any of the reasons set forth in subsection (A) above, in addition to all of PanAmSat's other remedies at law or in equity, PanAmSat may declare immediately due and payable a "Termination Fee" to be calculated as follows:

REMAINING SCHEDULED CAPACITY TERM  TERMINATION FEE
---------------------------------  ----------------------------------------------------------
Up to 12 months                    Monthly Fees for each remaining month of what had been the scheduled Capacity Term

13 months or more                  (a) 12 months of Monthly Fees, plus
                                   (b) 50% of the remaining Monthly Fees in excess of 12
                                   months for each month of what had been the scheduled
                                   Capacity Term

PanAmSat reserves its rights to and shall apply the Deposit held under Section 3.1, against the Termination Fee. Provided that PanAmSat has received the Termination Fee set forth in Section 7.4, PanAmSat shall not seek to recover from Customer additional Monthly Fee payments through the end of the Capacity Term as though the termination under this Section 7.4 had not taken place.

      In such circumstances, PanAmSat shall be entitled to use the Customer's Transponder Capacity for whatever purpose PanAmSat sees fit and Customer shall not be entitled to any equitable relief with respect to such use or any refund of amounts paid to PanAmSat. Customer acknowledges that PanAmSat's rights set forth in this subsection (B): (i) are reasonable under all of the circumstances existing as of this date; (ii) constitute liquidated damages for the loss of a bargain; and (iii) do not constitute a penalty.

      7.5 Termination by Customer for Cause. Customer may terminate this Agreement if PanAmSat fails to cease any activity in material violation of PanAmSat's material obligations under this Agreement within thirty (30) days after receiving from Customer a notice of such violation. In addition, if, on or before at least sixty (60) days prior to then projected end of life of Galaxy IR, PanAmSat provides Customer with a written notice that the operation of Galaxy IRR (or another satellite designated by PanAmSat to replace Galaxy IR) will not occur prior to the end of life of Galaxy IR, then Customer shall have the right to terminate the lease of Customer's Transponder Capacity on Galaxy IRR within thirty (30) days after receiving from PanAmSat such notice, unless PanAmSat agrees to provide Customer with alternate reserve transponder capacity on either of "Galaxy 12" (also referred to by PanAmSat as "Galaxy VR") or "Galaxy XI" substantially comparable to the Customer's Transponder Capacity on Galaxy IRR. PanAmSat will be obligated to provide Customer with a notice of projected Commencement Date for the Galaxy IRR Capacity Term on or before at least sixty (60) days prior to then projected end of life of Galaxy IR.

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      7.6 Right to Deny Access.

            (A) PanAmSat may deny Customer's access to the Customer's Transponder Capacity in any circumstance in which PanAmSat would have the right to terminate this Agreement for cause under Section 7.4(A)(II), above; provided, that any notice that would be required for termination under Section 7.4(A)(II) is also given for any such denial of access.

            (B) Customer shall cease transmissions to the Satellite upon notice of denial of access by PanAmSat under this Section 7.6. PanAmSat may continue to deny Customer access under this Section 7.6 until any breach of the Agreement by Customer is cured.

            (C) If PanAmSat prevents Customer from accessing any or all of Customer's Transponder Capacity at a time when PanAmSat did not have the right to do so under this Agreement, then Customer shall be entitled to an amount equal to two (2) times the Outage Credits for the period during which access was denied, which shall be calculated in accordance with Section 5.4. Except as provided in the preceding sentence, a denial of access made by PanAmSat under this Section 7.6 shall not result in any Outage Credit to Customer for Monthly Fee payments, which shall continue to be due and payable.

      7.7 Rights and Obligations upon Termination. Upon termination of this Agreement in accordance with any of Sections 7.1, 7.2, 7.3 or 7.5 above, PanAmSat shall promptly refund to Customer any portion of the Monthly Fee previously paid (including any applicable portion of the Deposit) applicable to any period after the date of such termination plus any unapplied Outage Credits to which Customer was entitled prior to termination. The termination of this Agreement for any reason shall extinguish all of PanAmSat's obligations to provide, and Customer's obligations to accept, the Customer's Transponder Capacity, but shall not relieve either party of any obligation that may have arisen prior to such termination, including (without limitation), under Section
7.4 above, nor shall termination affect the parties' obligations under Article 9 (Limitation of Liability and Indemnification), Article 11 (Confidentiality) and
Article 13.1 (applicable law and jurisdiction provisions) that shall survive the termination of this Agreement.

ARTICLE 8. FORCE MAJEURE.

      8.1 Excused Conduct. Other than an obligation to make payment, any failure or delay in performance by either party shall not be a breach of this Agreement, if such failure or delay results from any Act of God, governmental action (whether in its sovereign or contractual capacity), or any other

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                                      -15-

circumstance reasonably beyond the control of such party, including, but not limited to, receive earth station sun outage, meteorological or astronomical disturbances, earthquake, hurricane, snowstorm, fire, flood, strikes, labor disputes, war, civil disorder, epidemics, quarantines, embargoes, each, a "Force Majeure Event." The foregoing notwithstanding, PanAmSat shall provide Customer with Outage Credits in circumstances in which PanAmSat is unable to perform because of force majeure conditions, with the exception of force majeure conditions that are attributable to sun outages, meteorological or astronomical disturbances. Nothing herein shall be deemed to permit Customer to transmit to the Satellite in a manner that does not comply with Customer's obligations hereunder, i.e., if a Force Majeure Event prevents compliant transmission, no transmission should be made.

ARTICLE 9. LIMITATION OF LIABILITY AND INDEMNIFICATION.

      9.1 Limitation of PanAmSat's Liability. ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED, EXCEPT THAT THE CERTIFICATION, IF GIVEN, BY PANAMSAT UNDER SECTION 2.1, SHALL BE TRUE AS OF THE TIME THAT IT IS GIVEN. IT IS EXPRESSLY AGREED THAT PANAMSAT'S SOLE OBLIGATION AND CUSTOMER'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT UNDER ANY THEORY OF LAW OR EQUITY ARE LIMITED TO THOSE SET FORTH IN SECTION 5.4, ARTICLE 7 AND SECTION 9.5 BELOW AND ALL OTHER REMEDIES, INCLUDING (WITHOUT LIMITATION) ANY THAT MIGHT OTHERWISE APPLY UNDER ANY UNIFORM COMMERCIAL CODE OF ANY KIND ARE EXPRESSLY EXCLUDED. In no event shall PanAmSat be liable for any incidental or consequential damages or loss of revenues, whether foreseeable or not, occasioned by any defect in the Satellite, the Transponders or the provision of Customer's Transponder Capacity to Customer, any delay in the provision of Customer's Transponder Capacity to Customer, any failure of PanAmSat to provide Customer's Transponder Capacity, or any other cause whatsoever.

      9.2 Limitation of Liability of Others. Without limiting the generality of the foregoing, Customer acknowledges and agrees that it shall have no right of recovery for the satisfaction of any cause whatsoever, arising out of or relating to this Agreement, against (a) any parent company of PanAmSat or any of its affiliated or commonly controlled entities (each, a "PanAmSat Company" and collectively, the "PanAmSat Companies"), (b) any supplier of services or equipment to PanAmSat in connection with the construction, launch, operation, maintenance, tracking, telemetry and control of the Satellite or the Customer's Transponder Capacity, or the provision of Customer's Transponder Capacity

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
                                      -16-

to Customer in any circumstances in which PanAmSat would be obligated to indemnify the supplier, or (c) any officer, director, employee, agent, partner or shareholder of PanAmSat or any PanAmSat Companies.

      9.3 Indemnification. Customer shall indemnify and save harmless the "PanAmSat Group" (defined herein to mean PanAmSat, all PanAmSat Companies, and all officers, employees, agents, partners and shareholders of PanAmSat and/or the PanAmSat Companies) from any claims, liabilities, losses, costs, or damages, including attorneys' fees and costs, arising out of (a) Customer's use of the Customer's Transponder Capacity, including any actual or alleged libel, slander, obscenity, indecency, infringement of copyright, breach in the privacy or security of transmissions; or (b) Customer's breach of its obligations under
Section 4.1, 6.1 or 7.6; or (c) disputes between or among Customer and its transmission recipients or its programs or other transmission content suppliers; or (d) any warranty, representation, or statement Customer may make to a third party in connection with transmissions over the Satellite. The limitations of liability set forth in this Article 9 shall apply to, and the indemnifications set forth in this Article 9 shall run in favor of, the PanAmSat Group.

      9.4 Limitation of Customer's Liability. In no event shall Customer be liable for any incidental or consequential damages or loss of revenues (other than for the Monthly Fees and/or Termination Fee due hereunder), whether foreseeable or not occasioned by any cause whatsoever; provided that this limitation shall not apply to Customer's obligations under Section 9.3.

      9.5 Injunctive Relief. Nothing herein shall be deemed to preclude either party from seeking injunctive relief, if necessary, in order to prevent the other from willfully or intentionally breaching its material obligations under this Agreement or to compel the other to perform its material obligations under this Agreement in the event of a willful or intentional failure to comply with this Agreement.

      9.6 Patents, Copyright, Mask Work Rights and Proprietary Computer Programs. To the extent that the manufacturer of the Satellite or any part thereof may be obligated to indemnify PanAmSat for any infringement of any patent, copyright, "mask work" (as defined in the Semiconductor Chip Protection Act, 17 U.S.C. Sec. 901-14) right, or other proprietary computer right with respect to the manufacture of, or provision of services from, the Satellite and the Customer's Transponder Capacity and such indemnification obligations may be passed through to protect, or enforced for the benefit of, PanAmSat's customers, PanAmSat shall seek to pass such protection through to Customer (which includes its employees, directors and/or officers) and enforce such provision; provided, that PanAmSat makes no representation or warranty that any manufacturer's indemnification obligation exists or will

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
                                      -17-

continue to exist or may be passed through or enforced; and provided further that, to the extent such indemnification rights are limited, PanAmSat will use commercially reasonable efforts to equitably share such indemnification protections for the common benefit of PanAmSat and its customers.

ARTICLE 10. SUBORDINATION AND ASSIGNMENT.

      10.1 No Property Interest Created. This Agreement does not grant, and Customer shall not assert, any property right or interest in or to, or lien upon, the property or assets of PanAmSat, including, but not limited to, Customer's Transponder Capacity, any PanAmSat satellite and/or any component(s) thereof and/or any related equipment (collectively, the "PanAmSat Assets"). Without prejudice to and/or waiver of the protection of the PanAmSat Assets provided for in the preceding sentence, Customer hereby grants to PanAmSat, as security for the obligations of Customer under this Agreement, a first priority security interest in any property right, title or interest of any kind which Customer may be deemed to have in and/or to all or any part of the PanAmSat Assets and/or any and all proceeds thereof.

      10.2 Subordination. Customer acknowledges and agrees that PanAmSat has granted, and may grant in the future, security interests in the PanAmSat Assets to other parties, subject to the secured party's agreement to grant quiet enjoyment in accordance with provisions that are substantially similar to those set forth in Appendix F.

      10.3 PanAmSat's Right to Assign. Customer agrees that PanAmSat may assign its rights and interests under this Agreement and to the Satellite and any or all sums due or to become due under this Agreement to an assignee for any reason. Customer agrees that upon receipt of notice from PanAmSat of such assignment, Customer shall perform all of its obligations directly for the benefit of the assignee and shall pay all sums due or to become due directly to the assignee, if so directed. Upon receipt of notice of such assignment, Customer agrees to execute and deliver to PanAmSat such documentation as assignee may reasonably require from PanAmSat. As used in this Section 10.3, assign shall mean to grant, sell, assign, encumber or otherwise convey directly or indirectly, in whole or in part.

      10.4A Customer Assignment. Customer may assign its rights and interests under this Agreement, only in whole, and only after securing PanAmSat's express prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The foregoing notwithstanding, Customer may on notice to PanAmSat assign its rights and interests under this Agreement, in whole, to any entity as part of that entity's acquisition of all or substantially all of Customer's assets. As used in this

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                                      -18-

Section 10.4, assign shall mean to grant, sell, assign, encumber, otherwise convey, license, lease, sublease, resell or permit the utilization of, directly or indirectly, in whole or in part. Without implying any right to assign its rights under this Agreement, Customer shall not be permitted to assign the Customer's Transponder Capacity unless assignee executes an agreement in favor of PanAmSat expressly agreeing that PanAmSat shall have the right to preempt the use of and cancel the provision of Customer's Transponder Capacity after two (2) hours' notice from PanAmSat as set forth in Section 5.3 and Article 16.

      10.4B Sublease Rights. Subject to the conditions stated herein, Customer shall be permitted to sublease a portion of Customer's Transponder Capacity on a full-time basis (i.e., 24 hours per day, seven days a week) for up to fifty percent (50%) of the capacity on the Transponder on which Customer's Transponder Capacity is located, provided that Customer shall provide such sublease through digital channels on a multichannel per carrier (MCPC) system; and provided, further that, (a) the services on the subleased channels on the MCPC system operated by Customer (and not by a third party) share a common uplink signal, common encryption and/or compression system, and common authorization method; and (b) Customer is in full compliance with the terms of Section 1.4, above. Customer shall be responsible to PanAmSat for any such third party use or transmission to the same extent as it would be for Customer's own use or transmissions and references in this Agreement with respect to Customer's responsibilities to PanAmSat regarding Customer's use or transmissions shall be interpreted accordingly. Customer shall require sublessees to comply with all restrictions of this Agreement regarding use of the capacity and shall make PanAmSat an express third party beneficiary entitled to enforce such restrictions. In no event shall any sublease diminish PanAmSat's rights or expand PanAmSat's obligations hereunder. No sublessee shall be deemed to be a third party beneficiary of this Agreement nor shall any sublessee have any right of action whatsoever against PanAmSat in any way related to its sublease or this Agreement, and shall so acknowledge in its agreement with Customer to which PanAmSat shall be a third party beneficiary. Without in any respect limiting PanAmSat's rights and remedies against Customer, PanAmSat shall also, jointly and severally, have all rights and remedies available to it against such a sublessee as PanAmSat has against Customer to enforce PanAmSat's rights under
Article 4 hereto. Customer will pay to PanAmSat all reasonable expenses (including reasonable attorney's fees) incurred in connection with PanAmSat's enforcement against any sublessee and/or Customer arising out of any sublessee's use of a portion of Customer's Transponder Capacity under a sublease. Nothing in this Section 10.4B shall limit Customer's rights under Section 10.4A of this Agreement.

      10.5 Successors. Subject to all the provisions concerning assignments, above, this Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties;

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
                                      -19-

provided, that no assignment of this Agreement shall relieve either party of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

      10.6 No Resale. Subject to Section 10.4, above, the Customer's Transponder Capacity is provided for Customer's own use and in no event shall Customer be permitted to resell in any manner the Customer's Transponder Capacity, in whole or in part, to any other person or entity.

ARTICLE 11. CONFIDENTIALITY.

      11.1 Non-disclosure. PanAmSat and Customer shall hold in confidence the information contained in or exchanged in connection with this Agreement. Notwithstanding the foregoing, disclosure, on a confidential basis, by either party is permitted: (a) to its principals, auditors, attorneys, investors, lenders, insurance agents, and proposed and actual successors in interest after any such party has agreed to safeguard such information of Customer or PanAmSat and (b) to comply with law and enforce its rights and perform its obligations under this Agreement after giving reasonable notice to the disclosing party of such proposed disclosure.

ARTICLE 12. REPRESENTATIONS, WARRANTIES AND COVENANTS.

      Subject to the understanding that certain applications may be pending or subsequently filed by PanAmSat with the FCC or other applicable governmental entity as to which PanAmSat's obligations are set forth in Article 13, PanAmSat and Customer each represents and warrants to, and agrees with, the other that:

      12.1 Authority. It has the right, power and authority to enter into and perform its obligations under this Agreement.

      12.2 Partnership and Corporate Approvals. It has taken all requisite partnership or corporate action, as applicable, to approve execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon itself.

      12.3 Consents. The fulfillment of its obligations will not constitute a material violation of any existing applicable law, rule, regulation or order of any governmental authority, or contract to which it is subject. All public or private consents, permissions, agreements, licenses or authorizations necessary for the performance of its obligations under this Agreement to which it is subject have been obtained, or it will use all reasonable efforts to obtain, in a timely manner.

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                                      -20-

      12.4 No Broker. It does not know of any broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, or of any broker, finder or intermediary who might be entitled to a fee or commission upon the consummation of the transactions contemplated by this Agreement.

ARTICLE 13. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF PANAMSAT.

      13.1 Orbital Location. PanAmSat launches and operates its satellites under the authority of the FCC. PanAmSat has submitted an application with the FCC for authority to launch and operate Galaxy IRR in geostationary orbit at 133 degrees West Longitude (the "Planned Orbital Location"). PanAmSat shall use such orbital location (or, to the extent that PanAmSat obtains FCC authority to do so, any location within five degrees of the Planned Orbital Location), unless prevented by subsequent order of the FCC, in which event PanAmSat shall use such orbital position closest to the range identified above that the FCC may designate. Unless the Satellite is being replaced pursuant to Section 5.6 or taken out of commercial operation pursuant to Section 7.3, PanAmSat shall use all reasonable efforts to resist any move of the Satellite from outside the orbital range specified above. In the event that PanAmSat changes the Satellite's orbital location, such change shall not affect the continuing validity of this Agreement, except to the extent such change prevents PanAmSat from providing Customer's Transponder Capacity that meets the Performance Specifications, in which event the termination provision set forth in Article 7 shall apply.

      13.2 Government Authorizations. PanAmSat shall use all reasonable efforts to obtain and maintain all necessary U.S. govern-mental authorizations or permissions to operate the Satellite and to comply in all material respects with all FCC and other U.S. (and, to the extent that it may be required under its U.S. authorizations, other) governmental regulations regarding the operation of the Satellite.

      13.3 Tracking, Telemetry and Command Services. Tracking, telemetry and command services will be provided by PanAmSat and/or its designated contractor for the life of Galaxy IRR.

ARTICLE 14. MISCELLANEOUS.

      14.1 Applicable Law, Entire Agreement and Effectiveness. This Agreement shall be interpreted according to the laws of the State of New York, U.S.A. and, where applicable, subject to compliance with the laws, rules and regulations of the United States without regard to any conflict of law provisions. Customer agrees that service of process in any action or proceeding shall be deemed made

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
                                      -21-

upon receipt. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior or contemporaneous statements, understandings, writings, commitments, or representations concerning its subject matter. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a prior writing signed by an authorized officer of each party. This Agreement shall not be binding or effective on any party until fully executed by both parties hereto.

      14.1A U.S. International Traffic in Arms Regulations ("ITAR")- U.S. Export Control Restrictions. Notwithstanding anything in the Agreement to the contrary:
(a) the parties acknowledge and agree that if (i) Customer is a Foreign Person or Entity (as defined below), (ii) the Agreement is assigned by Customer to a Foreign Person or Entity (as defined below) or (iii) Customer otherwise requests that PanAmSat provide information to a Foreign Person or Entity (as Customer shall disclose in its request, to the best of its knowledge), PanAmSat's disclosure of information under the Agreement shall be subject to compliance with the laws, rules and regulations of the United States regarding export restrictions ("U.S. Export Laws"), and that such U.S. Export Laws may prohibit, limit or delay PanAmSat's ability to disclose information as otherwise required under this Agreement; and (b) to the extent that any information disclosed by PanAmSat to Customer under the Agreement is subject to U.S. Export Laws (including, without limitation, the ITAR, 22 CFR Sections 120-130), Customer shall handle such information in compliance with the applicable U.S. Export Laws and shall not disclose, transfer or otherwise export (as defined in ITAR Section 120.17) such information to any foreign individual (including employees of Customer), foreign corporation (including subsidiaries or affiliates of Customer), foreign government or other foreign person (as defined in ITAR
Section 120.16), collectively herein, a "Foreign Person or Entity," except as authorized by the applicable U.S. Export Control Law or by written authorization of the U.S. government. This Section shall survive the termination of the Agreement for any reason.

      14.2 Severability. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law. If any provision of this Agreement shall be invalid or unenforceable, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirements.

      14.3 No Third Party Beneficiary. The provisions of this Agreement are for the benefit only of Customer and PanAmSat, and, except as may be provided under Appendix E and Section 10.2, no third party may seek to enforce or benefit from these provisions, except that both parties acknowledge and agree that the non-interference requirements of Section 4.1 are intended for the benefit of both PanAmSat and all other Protected Parties, and that the provisions of
Article 9 are intended for the benefit of the PanAmSat Group and that such intended beneficiaries may separately, or in addition to the parties hereto, seek to enforce such provisions.

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      14.4 Non-Waiver of Breach. Either party may specifically waive any breach of this Agreement by the other party; provided, that no such waiver shall be binding or effective unless in writing and signed by an authorized officer of the party to be bound and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, upon notice given in writing to the breaching party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

      14.5 Notices.

            (a) Telephone Notices. For the purpose of receiving notices from PanAmSat regarding preemption, interference or other technical problems, including with respect to Transponder failure and restoration, Customer shall maintain at each earth station transmitting signals to the Satellite a telephone that is continuously staffed at all times during which Customer is transmitting signals to the Satellite and an automatic facsimile machine in operation and capable of receiving messages from PanAmSat at all times. THOSE PERSONS STAFFING THE EARTH STATION, FOR THE PURPOSES OF RECEIVING SUCH MESSAGES FROM PANAMSAT, MUST HAVE THE TECHNICAL CAPABILITY AND ABSOLUTE AUTHORITY IMMEDIATELY TO TERMINATE OR MODIFY THE TRANSMISSION IF NOTIFIED BY PANAMSAT. PanAmSat shall also maintain a telephone that is continuously staffed for the purposes of receiving notices regarding the matters identified above. All such notices shall be made in English and shall be effective upon the placement of a telephone call from one party to the other. Each party shall promptly confirm all telephone notices that may be given under this Agreement in writing in accordance with
Section 14.5(b) below.

            (b) General Notices. All notices and other communications from either party to the other, except as otherwise stated in this Agreement, shall be in English writing and shall be deemed received upon actual delivery or completed facsimile addressed to the other party as follows:

To PanAmSat:

     If by mail or by personal delivery   20 Westport Road
     to its principal place of business:  Wilton, Connecticut 06897

                                          Attention:       General Counsel

     If by facsimile:                     Facsimile:       203-210-8683
                                          Telephone:       203-210-8000
                                          Attention:       General Counsel

With a copy to:

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                                      -23-

     If by mail or by personal            1600 Forbes Way,
     delivery to its principal place of   Long Beach, CA  90810
     business:

                                          Attention:   Associate General Counsel

     If by facsimile:                     Facsimile:   (310) 525-5801
                                          Telephone:   (310) 525-5802
                                          Attention:   Associate General Counsel

To Customer:

     If by mail or by personal            6740 Shady Oak Road
     delivery to its principal place of   Minneapolis, MN 55344
     business:                            Attention:   General Counsel

     If by facsimile:                     Facsimile:   (952) 943-6000
                                          Telephone:   (952) 943-6566
                                          Attention:   Bob Glassman

With a copy to:

     If by mail or by personal            6740 Shady Oak Road
     delivery to its principal place of   Minneapolis, MN 55344
     business:                            Attention:   James Meyer

     If by facsimile:                     Facsimile:   (952) 943-6000
                                          Telephone:   (952) 943-6566
                                          Attention:   James Meyer

Each party will advise the other of any change in the address, designated representative or telephone or facsimile number.

      14.6 Headings. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      14.7 Documents. Each party agrees to provide information and to execute, and, if necessary, to file with the appropriate governmental entities and international organizations, such documents as the other party shall reasonably request in order to carry out the purposes of this Agreement and/or for the purpose of creating, perfecting, protecting or maintaining the security interest conferred hereby to PanAmSat or its first priority in accordance with Section
10.1 above.

      14.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

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
                                      -24-

ARTICLE 15. GALAXY REPLACEMENT PROTECTION DURING THE OPERATION OF GALAXY IRR

      (a) Definition. "Galaxy Replacement" shall mean a satellite that is designated by PanAmSat as "Galaxy Replacement". "Galaxy Fleet Satellites" shall mean only those satellites operated by PanAmSat and shall mean no more than six
(6) satellites: Galaxy IR, Galaxy IVR, Galaxy V, Galaxy XI, Galaxy IX, Galaxy XR or their successor or replacements. Galaxy Replacement shall be "Available" if each of the following conditions is satisfied: (i) Galaxy Replacement has been launched successfully with at least twenty-two (22) C-band transponders meeting its C-band transponder performance specifications, is in orbit and has not itself suffered a "Catastrophic Failure", and has sufficient C-band transponders on it that meet the C-band transponder performance specifications to satisfy PanAmSat's backup commitment to Customer under this Agreement; and (ii) Galaxy Replacement is not already located or required to be located in the orbital position of another Galaxy Fleet Satellite for use as a replacement for such Galaxy Fleet Satellite which has experienced a Late Delivery or Catastrophic Failure (as defined for all Satellites pursuant to this Article 15).

      (b) In Orbit Protection From Galaxy Replacement. Subject to the regulatory approval, PanAmSat plans to launch and/or operate a satellite to be designated as Galaxy Replacement in order to provide actual, in orbit C-band protection for the Galaxy Fleet Satellites, including without limitation, Galaxy IRR.

      (c) Use of Galaxy Replacement. Pursuant to Section 15(c) through Section 15(g), Customer shall have certain rights to lease transponders on Galaxy Replacement, provided that Customer has paid the Monthly Fee for the Customer's Transponder Capacity. If and when a C-band Transponder on Galaxy Replacement is leased by Customer in accordance with Sections 15(c) through 15(g), Customer shall continue to pay the Monthly Fee in accordance with Appendix A. Nothing shall prevent PanAmSat from using Galaxy Replacement for other services or as a backup for satellites not part of the Galaxy Fleet Satellites so long as, if Galaxy Replacement is needed to backup Galaxy IRR in accordance with Sections 15(e) and 15(f) or the other Galaxy Fleet Satellites, then such other service or use is preemptible. PanAmSat shall be entitled to use Galaxy Replacement only in orbital positions within the domestic arc covering 74 degrees West Longitude through and including 133 degrees West Longitude. Galaxy Replacement shall not be moved to another orbital position at a rate faster than 1.5 degrees per day unless backing up a failure of Galaxy IRR or another Galaxy Fleet Satellite which has suffered a Late Delivery or Catastrophic Failure. PanAmSat shall have the right, at its sole option, to operate Galaxy Replacement with an inactive C-band payload on a standby mode, in which event PanAmSat will not be

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
                                      -25-

obligated to provide the protection without movement as set forth in Section 15(f), below. Customer understands that it shall have no in orbit protection in connection with any use by Customer of any transponder on Galaxy Replacement with the exception of spare equipment on board Galaxy Replacement.

      (d) Galaxy Replacement Information. If, after the Commencement Date (meaning the successful delivery of Customer's Transponder Capacity on Galaxy IRR, Customer's Transponder Capacity becomes a Failed Transponder for any reason, PanAmSat shall provide to Customer, in a timely manner, then current:
(i) technical and operation information for Galaxy Replacement; and (ii) estimated life expectancy and orbital positions(s) of Galaxy Replacement.

      (e) Use of Galaxy Replacement for Late Delivery and Catastrophic Failure. In the event of a "Late Delivery" and/or a "Catastrophic Failure" of Galaxy IRR, then the following shall occur:

            (i) PanAmSat, subject to FCC approval (which PanAmSat shall promptly use its best efforts to obtain), shall cause Galaxy Replacement, provided it is Available, to be moved to the orbital position of Galaxy IRR within fifteen (15) days of the earlier of notification to PanAmSat or PanAmSat's knowledge of such Late Delivery and/or Catastrophic Failure;

            (ii) Customer shall use one (1) C-band transponder on Galaxy Replacement and shall pay the Monthly Fee in accordance with Appendix A; and

            (iii) Customer shall continue such use of such Galaxy Replacement C-band transponder until the earlier to occur of: (x) the successful placement with the requisite number of Transponders meeting the Transponder Performance Specifications by PanAmSat of a replacement satellite in Galaxy IRR's orbital position; (y) the end of Galaxy Replacement's useful life; or (z) the end of the Capacity Term. PanAmSat agrees that the "Late Delivery" and/or "Catastrophic Failure" definitions for all Galaxy Fleet Satellites shall require the same level of failure for all other Galaxy Fleet Satellites for the purposes of determining whether PanAmSat is obligated to move Galaxy Replacement to a new orbital location.

      (f) Galaxy Replacement Protection Without Movement. If, after successful delivery of Customer's Transponder Capacity on Galaxy IRR, Customer's Transponder Capacity becomes a Failed Transponder and Galaxy IRR has not itself suffered a Catastrophic Failure, then, the following shall occur:

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                                      -26-

            (i) If Galaxy Replacement is Available and has an active C-band payload, PanAmSat shall make available, and if PanAmSat does so make available, Customer shall have the right (at its option), provided that such C-band transponder on Galaxy Replacement is "non-committed" (as defined below), to lease one (1) C-band transponder on Galaxy Replacement. Customer shall have the right to lease such C-band transponder in whatever location Galaxy Replacement may then be; provided, that Customer commits to such a lease within thirty (30) days following the occurrence of the event giving rise to the right;

            (ii) Customer shall pay the Monthly Fee in accordance with Appendix A; and

            (iii) Customer shall continue such lease of such Galaxy Replacement C-band transponder until the earliest to occur of (w) the successful placement with the requisite number of Transponders meeting or exceeding the Transponder Performance Specifications by PanAmSat of a replacement satellite in Galaxy IRR's orbital position or the successful operation of Customer's Transponder Capacity in accordance with the Performance Specifications; (x) the end of Galaxy Replacement's useful life; (y) the movement or use of Galaxy Replacement in the event of a Late Delivery or Catastrophic Failure of any other Galaxy Fleet Satellite; or (z) the end of the Capacity Term. Any lease under this Section 15(f) shall terminate upon thirty (30) days written notice from Customer to PanAmSat to terminate such lease.

A C-band transponder on Galaxy Replacement shall be deemed to be "non-committed" if such C-band transponder is not already being used by an entity having priority over Customer pursuant to the exercise of its right to use such C-band transponder as a result of payment to PanAmSat for an in orbit satellite backup protection, in connection with its purchase, lease or use of a transponder or transponders on a Galaxy Fleet Satellite.

      (g) Entitlement to Usage. If lessees of primary C-band transponders on any Galaxy Fleet Satellite become simultaneously entitled to lease C-band transponders on Galaxy Replacement, then the lessee of the primary C-band transponder (or lessee's predecessor in interest) who first executed a transponder purchase or lease agreement with PanAmSat for the purchase or lease of primary transponder shall have a priority as to the Galaxy Replacement transponders.

ARTICLE 16. PANAMSAT'S OPTION TO CANCEL THE LEASE OF CUSTOMER'S TRANSPONDER CAPACITY

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                                      -27-

      16.1 Duration. PanAmSat may, at its option, cancel the lease of Customer's Transponder Capacity (the "Option") pursuant to Section 16.2. The Option may be exercised by PanAmSat at any time.

      16.2 Condition to Exercise the Option. PanAmSat may exercise the Option at any time after it has determined, in its sole discretion, that such exercise is necessary in order to enable PanAmSat to satisfy its obligations to furnish Reserve Transponders to the Protected Parties of Primary Transponders on Galaxy IRR, as set forth in various sections of this Agreement.

      16.3 Method of Option Exercise.

            (a) PanAmSat may give Customer notice of its exercise of the Option at any time after the condition to exercise set forth in Section 16.2, above, has been met and such notice shall be effective as of the times set forth below.

            (b) Notice shall be given by PanAmSat through one of its authorized agents ("PanAmSat's Agents") to one of Customer's authorized agents ("Customer's Agents") or to Customer's Authorized Address or Facsimile Number. Customer agrees to have one or more of Customer's Agents available to receive such notice at all times, seven days per week, 24 hours per day, during the duration of the Option.

            (c) Notice shall be effective immediately if personally delivered in writing or orally if followed-up with the subsequent confirmation in writing, or if conveyed by telephone by one of PanAmSat's Agents to one of Customer's Agents. Notice shall be effective upon actual delivery to Customer's Authorized Address or Authorized Facsimile Number if by facsimile or by U.S. mail or by Federal Express or any other established delivery service. Any oral notice shall be confirmed in writing and delivered by PanAmSat's Agent within 24 hours of giving such notice, but the effectiveness of such oral notice shall not be dependent upon such written confirmation.

            (d) Customer's Agents and their telephone and facsimile numbers are as follows:

Name                              Telephone Number

___________________               Office Telephone:      (______) ______-_______
                                  After Hours:           (______) ______-_______
                                  Home Telephone:        (______) ______-_______
                                  Facsimile:             (______) ______-_______

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                                      -28-

___________________               Office Telephone:      (______) ______-_______
                                  After Hours:           (______) ______-_______
                                  Home Telephone:        (______) ______-_______
                                  Facsimile:             (______) ______-_______

            (e) Customer's Authorized Address and Facsimile Number are as follows:

                     ________________________________
                     ________________________________
                     ________________________________
                     Attention:   ___________________


                     Telephone:   ___________________

                     Facsimile:   ___________________

                     Attention:   ___________________

            (f) PanAmSat's Agents and their telephone and facsimile numbers are as follows:

      Name or Position          Number

      Controller on Duty        Office Telephone: (800) 321-3959
                                Facsimile: (404) 381-2401

      J. Becerril               Office Telephone: (404) 381-2540
      Manager                   Home Telephone: (678) 289-5451
                                Facsimile: (404) 381-2428

      B. Symonds                Office Telephone: (404) 381-2402
      Director
                                Pager Telephone: (888) 536-9163
                                Facsimile: (404) 381-2330

            (g) Either Customer or PanAmSat may change its agents and Customer may change its Authorized Address and Facsimile Number by giving the other party notice in the manner set forth in this Section 16.3.

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                                      -29-

      16.4 Effect of Option Exercise. Immediately upon PanAmSat's notice to Customer of PanAmSat' s exercise of the Option, as set forth in Section 16.3, above, Customer's right to use the affected Customer's Transponder Capacity shall automatically and without further action on Customer's or PanAmSat's part cease.

      16.5 Obligations of Customer Upon Option Exercise. Upon PanAmSat's exercise of the Option, Customer shall immediately discontinue all use of the canceled Customer's Transponder Capacity and Customer shall immediately cause its sublessees, successors, assigns, transferees and all their sublessees, successors, assigns, and transferees (collectively referred to as "Assignees") to discontinue use of the canceled Customer's Transponder Capacity immediately upon exercise of the Option. Customer shall also execute such additional documents as PanAmSat shall reasonably request in order to confirm or implement the cancellation of Customer's Transponder Capacity provided for herein; provided, however, that the execution of such additional documents by Customer shall not be a condition precedent to the actual effectiveness of the cancellation, since such cancellation shall, as set forth in Section 16.3, above, be deemed to have occurred, for all purposes, immediately upon PanAmSat's notice to Customer of the exercise of the Option, as set forth in Sections 16.3 and 16.4, above. Customer further agrees that if any Assignee does not immediately cease the use of and relinquish all rights to the use of Customer's Transponder Capacity canceled by PanAmSat upon its exercise of the Option, then Customer shall immediately thereafter pursue all legal and equitable remedies against said Assignee as are necessary to effectuate such cessation of use and relinquishment of all rights to use such Customer's Transponder Capacity. PanAmSat shall also have the right to preempt any and all use of Customer's Transponder Capacity by Customer or Assignee after two (2) hours' notice to Customer of exercise of the Option.

      16.6 Obligations of PanAmSat. PanAmSat agrees that it will not exercise the Option unless it believes that such exercise is absolutely necessary in order to enable PanAmSat to satisfy its obligations to the Protected Party of Primary Transponders as set forth in this Agreement.

      16.7 Resolution and Disputes. If Customer does not believe PanAmSat was justified in its belief that the exercise of the Option was necessary, as set forth in Section 16.2, above, then Customer shall have the right to seek a judicial determination of whether PanAmSat acted in bad faith in exercising the Option. If a court of competent jurisdiction makes a final determination that PanAmSat did, in fact, act in bad faith in exercising the Option, then Customer's sole right shall be to obtain liquidated damages as set forth in this
Section 16.7. The liquidated damages to which Customer shall be entitled shall be the higher of either: (a) $5,000* per day for each day that Customer was wrongfully deprived of the use of the canceled Customer's Transponder Capacity; or (b) the amount received by PanAmSat from all third parties for such third parties' use of the wrongfully canceled Customer's Transponder Capacity for each

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                                      -30-

day that Customer was wrongfully deprived of the use of the wrongfully canceled Customer's Transponder Capacity. Except for the remedies and damages specifically provided for in this Section 16.7, the limitations of liability set forth in Article 9 shall apply. Customer shall not be entitled to a court order requiring PanAmSat to return Customer the right to lease the Transponder or Transponders that were taken in bad faith by PanAmSat.

      16.8 Cessation of Fees. Upon cancellation under this Section 16, Customer shall cease paying the Monthly Fee for such canceled Customer's Transponder Capacity. PanAmSat shall promptly refund to Customer a portion of any prepaid Monthly Fee applicable for the canceled Customer's Transponder Capacity.

ARTICLE 17. TERMINATION OF THE GALAXY IR RESERVE TRANSPONDER LEASE AGREEMENT.

      Concurrently with the execution of this Agreement, the parties shall enter into that certain termination agreement pursuant to which effective November 1, 2004, the Galaxy IR Agreement is terminated.

      Each of the parties has duly executed and delivered this Agreement as of the Execution Date.

VALUEVISION MEDIA, INC.              PANAMSAT CORPORATION

By: /s/ WILLIAM LANSING              By: /s/ MICHAEL ANTONOVICH
    ----------------------               -------------------------------
Name: WILLIAM LANSING                Name: MICHAEL ANTONOVICH
Title: CEO                           Title: EXECUTIVE VICE PRESIDENT

                                     AND

                                     By: /s/ MICHAEL J. INGLESE
                                         ----------------------
                                     Name: MICHAEL J. INGLESE
                                     Title: EXECUTIVE VICE PRESIDENT AND CFO

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

                               LIST OF APPENDICES

A.    Customer's Transponder Capacity and Payment Schedule

B.    Technical Appendix
                B-1 GIRR
                B-2 GIX

C.    Operational Requirements

D.    Agreement for Transition Period

E.    Priority List

F.    Sample Subordination Provision

G.    Pre-Approved Transmission Plan(s)

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

                                                                      APPENDIX A

            CUSTOMER'S TRANSPONDER CAPACITY AND PAYMENT SCHEDULE FOR

                             VALUEVISION MEDIA, INC.

                                              MONTHLY FEE PER TRANSPONDER *
SATELLITE     BAND    MHz    DOWNLINK BEAM      (OR TRANSPONDER SEGMENT)
----------    ----    ---    -------------    -----------------------------
Galaxy IRR     C      36         CONUS                  US$85,000


*The Monthly Fee includes the fee for TT&C services ($10,000) and the fee for backup protection services as set forth in Article 15. The Monthly Fee will be reduced by $20,000 per month if and so long as Galaxy Replacement is not Available (as defined in Article 15 below) or when Customer is using a transponder on Galaxy Replacement under Article 15. For the avoidance of doubt, if, and when, prior to the end of the Capacity Term, Galaxy Replacement becomes Available after having been not Available, such $20,000 reduction shall prospectively cease to be in effect. For the first six (6) months after the Commencement Date, the Monthly Fee shall be $0, and there shall be no reduction whatsoever in the event that Galaxy Replacement is not Available.

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

                                  APPENDIX B-1

                               TECHNICAL APPENDIX

                             SATELLITE INFORMATION

SATELLITE:                                               GALAXY IRR
PLANNED ORBITAL LOCATION:                        133 DEGREES WEST LONGITUDE
UPLINK BEAM/BAND:                                   NORTH AMERICA/C-BAND
DOWNLINK BEAM/BAND:                                 NORTH AMERICA/C-BAND
NOMINAL TRANSPONDER BANDWIDTH (AND ASSOCIATED               36 MHz
SPARES):
CUSTOMER'S TRANSPONDER CAPACITY ALLOCATION:                 36 MHz

1.0 INTRODUCTION. This Technical Appendix contains the Performance Specifications for the C-Band transponders assigned to the Galaxy IRR C-Band North America Uplink beam - North America Downlink beam. As described further herein the specifications are applicable to a 36 MHz transponder and associated spares as noted, if available.

2.0 SATELLITE PERFORMANCE CHARACTERISTICS

------------------------------------------------------------
                      Longitude Tolerance:   +/-0.05 degrees
ORBITAL TOLERANCES:  ----------------------  ---------------
                     Inclination Tolerance:  +/-0.05 degrees
------------------------------------------------------------

2.1 Communication Antenna Pointing: The Satellite will maintain the orientation of its communications antenna relative to the earth such that the EIRP, G/T and SFD described in Section 3.1 are maintained.

Appendix B-1
Galaxy IRR C-Band North America Beam
Technical Appendix

3.0 COMMUNICATION SYSTEM PERFORMANCE CHARACTERISTICS

3.1 EIRP, G/T and SFD Performance Specifications. PanAmSat specifies nominal full transponder performance values for EIRP, G/T and SFD for selected cities within the C-Band North America Uplink beam - North America Downlink beam of the Satellite as given below.

                      EIRP dBW             G/T dB/K            SFD dBW/m(2)
   LOCATION      [Notes 1, 2, 3, 5]  [Notes 1, 3, 4, 5]  [Notes 1, 2, 3, 4, 5]
   --------      ------------------  ------------------  ---------------------
Anchorage, AK           39.6                -3.7                 -71.3
Atlanta, GA             41.1                 1.3                 -76.3
Houston, TX             40.4                 0.2                 -75.2
Los Angeles, CA         41.2                 0.8                 -75.8
Miami, FL               39.9                -0.9                 -74.1
New York, NY            40.6                 0.7                 -75.7
Seattle, WA             40.2                 0.9                 -75.9

Note (1): Values apply at the center frequency of any transponder.

Note (2): Values reflect full transponder single carrier saturation.

Note (3): With the primary common input section components and primary power amplifier.

Note (4): Values apply with the channel control unit configured in the minimum gain state (30 dB attenuator switched in).

Note (5): All values are predicted and accurate to +/- 1 dB.

3.1.1 Estimated EIRP, G/T and SFD in Locations Other Than Specified Cities. In addition to the values indicated above, Figure B-1 provides the EIRP contours for the Satellite Downlink Beams. Figure B-2 provide G/T contours for the Satellite Uplink Beams. These contours permit the user to estimate EIRP and G/T for other locations within the overall footprint. Estimated minimum beam center EIRP for the Transponders is 41.5 dBW +/-1.0 dBW. Estimated minimum beam center G/T for the Transponders is 1.5 dB/K. The SFD (0 dB attenuation, and at the 0.0 dB/K contour) is - 105 dBW/m(2) .

Note: Beam center values are based on the specific beam patterns attached.
      The contours are provided for estimation purposes only; the Performance Specification is based solely on the values for specific locations provided in Section 3.1. It is recommended that a 1 dB margin be included when utilizing the contours.

Appendix B-1
Galaxy IRR C-Band North America Beam
Technical Appendix

 Figure B-1. Galaxy 1RR Predicted C-Band Horizontal and Vertical Downlink Beam

                                     [MAP]

       Galaxy 1RR Predicted C-Band Horizontal and Vertical EIRP Contours
                        (41, 40, 39, 38, 37, 36, 34 dBW)

Appendix B-1
Galaxy IRR C-Band North America Beam
Technical Appendix

  Figure B-2. Galaxy 1RR Predicted C-Band Horizontal and Vertical Uplink Beam

                                     [MAP]

        Galaxy 1RR Predicted C-Band Horizontal and Vertical G/T Contours
                          (1, 0, -1, -2, -4, -7 dB/K)

Appendix B-1
Galaxy IRR C-Band North America Beam
Technical Appendix

3.1.2 Saturation. For the purposes of this Specification, saturation is defined as the point on the single carrier power-out versus power-in transfer curve corresponding to the operating point that provides the specified EIRP output power and simultaneously meets the required linearity. All values listed in
Section 3.1 are at full transponder saturation.

3.1.3 Two Carrier and Multi-carrier Operation. The values provided in Sections
3.1 and 3.1.1 are based on the occupancy of the Transponder by a single carrier. For operation in dual carrier mode, the following input and output back-off requirements must be met:

    Mode                      Output                  Input
    ----                      ------                  -----
Two Carrier              1.6 dB/composite           [See Note 1]
                         4.6 dB/carrier

Note(1): Output backoff is controlling value. Input backoff estimate to be supplied based on final translation curves obtained at spacecraft test. Input backoff operationally may be adjusted to achieve required output backoff.

Accordingly, an 18 MHz dual carrier digital video operation must be conducted at a level determined by the following formula:

                   EIRP(CARRIER) = EIRP(SAT) - Output Back-off

While subject to final approval by PanAmSat based on the specific Transponder configuration, in general multi-carrier operations (3 or more QPSK carriers) must be conducted with a composite output and input back-off meeting the following specifications:

     Mode                 Output               Input
     ----                 ------               -----
Multi Carrier        3.5 dB/composite       [See Note 1]

For shared use Transponders, additional power constraints may be imposed in order to reduce the generation of intermodulation of other spurious signals.

Appendix B-1
Galaxy IRR C-Band North America Beam
Technical Appendix

3.1.4 Input Attenuators. The gain of each Transponder is adjustable by ground command over a range of 0 to 30 dB in 1 dB increments. The gain setting for each Transponder can be chosen by the Customer and must take into consideration the need to limit co-channel and adjacent satellite interference.

3.1.5 SFD Gain Stability. The SFD shall not vary by more than +/- 1.5 dB over any 24 hour period and +/- 4.0 dB over the life of the Satellite for the specified cities listed in Section 3.1, assuming the following:

      a)    Including the gain variations of the transponder.

      b)    Exluding the use of ground commandable gain.

      c)    Excluding effects of spacecraft attitude errors.

      d)    Including antenna thermal distortion.

3.1.6 EIRP Change Due to Redundant Power Amplifier. When any transponder is switched from its primary HPA to an adjacent HPA, the transponder output power shall not decrease by more than 0.5 dB relative to the EIRP using the primary power amplifier. This requirement does not apply when a redundant HPA chain is switched from one antenna polarization to the other polarization.

3.2   Satellite Communication System Expected Performance

3.2.1 Cross Polarization. Cross polarization isolation between co-frequency Transponders is expected to be a minimum of 27.0 dB for most locations within the -3 dB downlink/uplink gain contour (relative to Beam center).

3.2.2 Nominal Channel Frequencies, Polarization and Passband. Each Transponder in the Beam shall have the Nominal Tansponder Bandwidth specified above using the frequencies and polarizations shown below. PanAmSat reserves the right to assign and/or reassign Customer's space segment allocation (and its other customer's space segment allocations) within the Transponder or to other Transponders within the applicable Uplink and/or Downlink Beam of the Satellite in order to minimize mutual interference between adjacent satellites, to ensure compliance with applicable coordination agreements with other networks, and/or to permit efficient loading of the Satellite. Except in emergency circumstances, PanAmSat shall notify Customer of any changes to its initial allocation as soon as reasonably practicable prior to such change and shall use reasonable efforts to minimize disruption to Customer's Transponder Capacity during any such change.

Appendix B-1
Galaxy IRR C-Band North America Beam
Technical Appendix

                         SATELLITE/BEAM FREQUENCY PLAN

                               Uplink Center                        Downlink Center    Downlink
Transponder  Bandwidth (MHz)  Frequency (MHz)  Uplink Polarization  Frequency (MHz)  Polarization
-----------  ---------------  ---------------  -------------------  ---------------  ------------
     1C            36              5945             Vertical              3720        Horizontal
     2C            36              5965            Horizontal             3740        Horizontal
     3C            36              5985             Vertical              3760        Horizontal
     4C            36              6005            Horizontal             3780         Vertical
     5C            36              6025             Vertical              3800        Horizontal
     6C            36              6045            Horizontal             3820         Vertical
     7C            36              6065             Vertical              3840        Horizontal
     8C            36              6085            Horizontal             3860         Vertical
     9C            36              6105             Vertical              3880        Horizontal
     10C           36              6125            Horizontal             3900         Vertical
     11C           36              6145             Vertical              3920        Horizontal
     12C           36              6165            Horizontal             3940         Vertical
     13C           36              6185             Vertical              3960        Horizontal
     14C           36              6205            Horizontal             3980         Vertical
     15C           36              6225             Vertical              4000        Horizontal
     16C           36              6245            Horizontal             4020         Vertical
     17C           36              6265             Vertical              4040        Horizontal
     18C           36              6285            Horizontal             4060         Vertical
     19C           36              6305             Vertical              4080        Horizontal
     20C           36              6325            Horizontal             4100         Vertical
     21C           36              6345             Vertical              4120        Horizontal
     22C           36              6365            Horizontal             4140         Vertical
     23C           36              6385             Vertical              4160        Horizontal
     24C           36              6405            Horizontal             4180         Vertical

3.2.3 Frequency Translation. The communication system translates uplink transmissions by a net frequency subtraction of 2225 MHz. The net translation error is not expected to exceed +/- 25 kHz over the operating lifetime of the satellite, with variations over any 24 hour period not to exceed +/- 3 kHz.

Appendix B-1
Galaxy IRR C-Band North America Beam
Technical Appendix

3.2.4 Frequency Response. For carrier levels between single carrier saturation and 15 dB below single carrier saturation, the output power of each transponder under single carrier operation conditions and excluding adjacent channel multipath effects, shall not vary by more than the following:

  Frequency from          Maximum Transponder Output
Channel Center ( MHz)  Power Variation, Peak-to-Peak (dB)
---------------------  ----------------------------------
       +/- 18.0                      2.0
       +/- 25.0                     49.0
       +/- 30.0                     64.0

Note: All values are nominal and accurate to +/- 0.5 dB.

3.2.5 Total Group Delay. The maximum total group delay in any Transponder relative to the value at channel center, excluding adjacent Transponder multipath delay, and measured between the input to the receive antenna and the output of the transmit antenna, shall be less than the values listed below.

   Frequency from
Channel Center ( MHz)  Total Group Delay (ns)
---------------------  ----------------------
      +/-  4.0                   5.0
      +/- 12.0                  15.0
      +/- 18.0                  90.0

Note: All values are nominal and accurate to +/- 10%.

3.2.6 Transponder Amplitude Linearity. In any Transponder the carrier to third order intermodulation ratio shall be equal to or greater than those values shown below for the primary channel amplifier. The input back-off shown is for each of two equal power carriers relative to single carrier saturation. A degradation of 0.5 dB shall be allowed at each output level for any channel other than the primary.

  Total Output Backoff
Level Relative to Single
 Carrier Saturation, dB   Carrier/3rd Order Intermod
 ----------------------   --------------------------
            -2                           18.0
            -3                           24.0
            -4                           29.0
-6 (for reference only)                 >30.0

Note: All values are nominal and accurate to +/- 1 dB.

END OF APPENDIX B-1

Appendix B-1
Galaxy IRR C-Band North America Beam
Technical Appendix

                                  APPENDIX B-2

                               TECHNICAL APPENDIX

                             SATELLITE INFORMATION

SATELLITE:                                            GALAXY IX
PLANNED ORBITAL LOCATION:                      127 DEGREES WEST LONGITUDE
UPLINK BEAM/BAND:                              US AND CARIBBEAN / C-BAND
DOWNLINK BEAM/BAND:                            US AND CARIBBEAN / C-BAND
NOMINAL TRANSPONDER BANDWIDTH (AND ASSOCIATED          36 MHz
SPARES):
CUSTOMER'S TRANSPONDER CAPACITY ALLOCATION:            36 MHz

1.0 INTRODUCTION. This Technical Appendix contains the Performance Specifications for the C-Band transponders assigned to the Galaxy IX C-Band US and Caribbean Uplink beam - US and Caribbean Downlink beam. As described further herein the specifications are applicable to a 36 MHz transponder and associated spares as noted, if available.

2.0 SATELLITE PERFORMANCE CHARACTERISTICS

-----------------------------------------------------------
                     Longitude Tolerance:   +/-0.1 degrees
ORBITAL TOLERANCES:  ----------------------  --------------
                     Inclination Tolerance:  +/-0.1 degrees
-----------------------------------------------------------

2.1 Communication Antenna Pointing: The Satellite will maintain the orientation of its communications antenna relative to the earth such that the EIRP, G/T and SFD described in Section 3.1 are maintained.

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

3.0 COMMUNICATION SYSTEM PERFORMANCE CHARACTERISTICS

3.1 EIRP, G/T and SFD Performance Specifications. PanAmSat specifies nominal full transponder performance values for EIRP, G/T and SFD for selected cities within the C-Band North America Uplink beam - North America Downlink beam of the Satellite as given below.

                                                                (H)          (V)
                   (H)         (V)       (H)        (V)         SFD          SFD
                   EIRP        EIRP      G/T        G/T         dBW/         dBW/
                   dBW         dBW       dB/K       dB/K        m(2)         m(2)
                 [Notes 1,  [Notes 1,  [Notes 1,  [Notes 1,   [Notes 1,    [Notes 1,
   LOCATION      2, 3, 5]   2, 3, 5]   3, 4, 5]   3, 4, 5]   2, 3, 4, 5]  2, 3, 4, 5]
---------------  --------   --------   --------   --------   -----------  -----------
Atlanta, GA        39.4        38.5        5.4       0.4       -83.4        -74.4
Houston, TX        38.9        38.4        2.9       1.8       -80.9        -75.8
Los Angeles, CA    38.5        38.7        3.4         0       -81.4          -74
Miami, FL          37.2        37.1        3.1      -2.7       -81.1        -71.3
New York, NY       38.5        38.0          4       0.7         -82        -74.7
Seattle, WA        37.9        37.8        3.9       0.8       -81.9        -74.8

Note (1): Values apply at the center frequency of any transponder.

Note (2): Values reflect full transponder single carrier saturation.

Note (3): With the primary common input section components and primary power amplifier.

Note (4): Values apply with the channel control unit configured in the minimum gain state (14 dB attenuator switched in).

Note (5): All values are representative and accurate to +/- 1 dB.

3.1.1 Estimated EIRP, G/T and SFD in Locations Other Than Specified Cities. In addition to the values indicated above, Figures B-1 and B-2 provide EIRP contours for the Satellite Downlink Beams. Figures B-3 and B-4 provide G/T contours for the Satellite Uplink Beams. These contours permit the user to estimate EIRP and G/T for other locations within the overall footprint. Estimated minimum beam center EIRP for the Transponders is 39.0 dBW for the U.S. and Caribbean beam. Estimated minimum beam center G/T for the transponders is
5.0 dB/K (Horizontal polarization) and 3.0 dB/K (Vertical polarization) and the SFD (no attenuators and at the 0.0 dB/K G/T contour) is -92.0 dBW/m(2) (Horizontal polarization) and -88.0 dBW/m(2) (Vertical polarization).

Note: Beam center values are based on the specific beam patterns attached.
      The contours are provided for estimation purposes only; the Performance Specification is based solely on the values for specific locations provided in Section 3.1. It is recommended that a 1 dB margin be included when utilizing the contours.

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

        Figure B-1. Galaxy IX U.S. and Caribbean C-Band Horizontal Beam
                                  EIRP Contour

                                      [MAP]

           GALAXY IX @ 127 DEGREES WL C-BAND HORIZONTAL DOWNLINK BEAM
               (Contours 39, 38, 37, 36, 35, 34, 33, 32, 30 dBW)

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

         Figure B-2. Galaxy IX U.S. and Caribbean C-Band Vertical Beam
                                  EIRP Contour

                                     [MAP]

            GALAXY IX @ 127 DEGREES WL C-BAND VERTICAL DOWNLINK BEAM
               (Contours 39, 38, 37, 36, 35, 34, 33, 32, 30 dBW)

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

        Figure B-3. Galaxy IX U.S. and Caribbean C-Band Horizontal Beam
                                  G/T Contour

                                     [MAP]

            GALAXY IX @ 127 DEGREES WL C-BAND HORIZONTAL UPLINK BEAM
                      (Contours 5, 4, 3, 2, 0, -2, -4, -6, -8 dB/K)

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

         Figure B-4. Galaxy IX U.S. and Caribbean C-Band Vertical Beam
                                  G/T Contour

                                     [MAP]

             GALAXY IX @ 127 DEGREES WL C-BAND VERTICAL UPLINK BEAM
                   (Contours 3, 2, 1, 0, -2, -4, -6, -8 dB/K)

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

3.1.2 Saturation. For the purposes of this Specification, saturation is defined as the point on the single carrier power-out versus power-in transfer curve corresponding to the operating point that provides the specified EIRP output power and simultaneously meets the required linearity. All values listed in
Section 3.1 are at full transponder saturation.

3.1.3 Two Carrier and Multi-carrier Operation. The values provided in Sections
3.1 and 3.1.1 are based on the occupancy of the Transponder by a single carrier. For operation in dual carrier mode, the following input and output back-off requirements must be met:

    Mode              Output         Input(see Note 1)
    ----              ------         -----------------
Two Carrier      1.6 dB/composite    0.0/composite
                 4.6 dB/carrier

Note (1): Output backoff is controlling value Input backoff operationally may be adjusted to achieve required output backoff.

Accordingly, an 18 MHz dual carrier digital video operation must be conducted at a level determined by the following formula:

                   EIRP(CARRIER) = EIRP(SAT) - Output Back-off

While subject to final approval by PanAmSat based on the specific Transponder configuration, in general multi-carrier operations (3 or more QPSK carriers) must be conducted with a composite output and input back-off meeting the following specifications:


     Mode              Output         Input(see Note 1 above)
     ----              ------         -----------------------
Multi Carrier       4.6 dB/composite       8.0/composite

For shared use Transponders, additional power constraints may be imposed in order to reduce the generation of intermodulation of other spurious signals.

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

3.1.4 Input Attenuators. The gain of each Transponder is adjustable by ground command over a range of 0 to 14dB in 2 dB increments. The gain setting for each Transponder can be chosen by the Customer and must take into consideration the need to limit co-channel and adjacent satellite interference.

3.1.5 SFD Gain Stability. The SFD shall not vary by more than +/- 1.5 dB over any 24 hour period and +/- 4.0 dB over the life of the Satellite for the specified cities listed in Section 3.1, assuming the following:

      a)    Including the gain variations of the transponder.

      b)    Exluding the use of ground commandable gain.

      c)    Excluding effects of spacecraft attitude errors.

3.1.6 EIRP Change Due to Redundant Power Amplifier. When any transponder is switched from its primary HPA to an adjacent HPA, the transponder output power shall not decrease by more than 0.5 dB relative to the EIRP using the primary power amplifier.

3.1.7 Gain Change Due to First Redundant Receiver. When the first redundant receiver is substituted for a primary receiver, the gain of the affected transponders shall not decrease by more than 0.5 dB.

3.2   Satellite Communication System Expected Performance

3.2.1 Cross Polarization. Cross polarization isolation between co-frequency Transponders is expected to be a minimum of 27.0 dB for most locations within the -3 dB downlink/uplink gain contour (relative to Beam center).

3.2.2 Nominal Channel Frequencies, Polarization and Passband. Each Transponder in the Beam shall have the Nominal Tansponder Bandwidth specified above using the frequencies and polarizations shown below. PanAmSat reserves the right to assign and/or reassign Customer's space segment allocation (and its other customer's space segment allocations) within the Transponder or to other Transponders within the applicable Uplink and/or Downlink Beam of the Satellite in order to minimize mutual interference between adjacent satellites, to ensure compliance with applicable coordination agreements with other networks, and/or to permit efficient loading of the Satellite. Except in emergency circumstances, PanAmSat shall notify Customer of any changes to its initial allocation as soon as reasonably practicable prior to such change and shall use reasonable efforts to minimize disruption to Customer's Transponder Capacity during any such change.

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

                         SATELLITE/BEAM FREQUENCY PLAN

                                 Uplink Center                        Downlink Center    Downlink
Transponder    Bandwidth (MHz)  Frequency (MHz)  Uplink Polarization  Frequency (MHz)  Polarization
-----------    ---------------  ---------------  -------------------  ---------------  ------------
     1C             36               5945            Horizontal            3720         Vertical
     2C             36               5965             Vertical             3740         Horizontal
     3C             36               5985            Horizontal            3760         Vertical
     4C             36               6005             Vertical             3780         Horizontal
     5C             36               6025            Horizontal            3800         Vertical
     6C             36               6045             Vertical             3820         Horizontal
     7C             36               6065            Horizontal            3840         Vertical
     8C             36               6085             Vertical             3860         Horizontal
     9C             36               6105            Horizontal            3880         Vertical
     10C            36               6125             Vertical             3900         Horizontal
     11C            36               6145            Horizontal            3920         Vertical
     12C            36               6165             Vertical             3940         Horizontal
     13C            36               6185            Horizontal            3960         Vertical
     14C            36               6205             Vertical             3980         Horizontal
     15C            36               6225            Horizontal            4000         Vertical
     16C            36               6245             Vertical             4020         Horizontal
     17C            36               6265            Horizontal            4040         Vertical
     18C            36               6285             Vertical             4060         Horizontal
     19C            36               6305            Horizontal            4080         Vertical
     20C            36               6325             Vertical             4100         Horizontal
     21C            36               6345            Horizontal            4120         Vertical
     22C            36               6365             Vertical             4140         Horizontal
     23C            36               6385            Horizontal            4160         Vertical
     24C            36               6405             Vertical             4180         Horizontal

3.2.3 Frequency Translation. The communication system translates uplink transmissions by a net frequency subtraction of 2225 MHz. The net translation error is not expected to exceed +/- 25 kHz over the operating life time of the satellite, with variations over any 24 hour period not to exceed +/- 3 kHz.

3.2.4 In-Band Frequency Response. For carrier levels between single carrier saturation and 10 dB below single carrier saturation, the output power of each transponder under single carrier operation conditions and excluding adjacent channel multipath effects, shall not vary by more than the following:

   Frequency from         Maximum Transponder Output
Channel Center ( MHz)  Power Variation, Peak-to-Peak (dB)
---------------------  ----------------------------------
      +/- 18.0                       2.0
      +/- 25.0                      35.0
      +/- 30.0                      60.0

Note: All values are nominal and accurate to +/- 0.5 dB.

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

3.2.5 Total Group Delay. The maximum total group delay in any Transponder relative to the value at channel center, excluding adjacent Transponder multipath delay, and measured between the input to the receive antenna and the output of the transmit antenna, shall be less than the values listed below.

   Frequency from
Channel Center (MHz)   Total Group Delay (ns)
---------------------  ----------------------
     +/-  4.0                   8.0
     +/- 12.0                  26.0
     +/- 18.0                  94.0

Note: All values are nominal and accurate to +/- 10%.

3.2.6 Transponder Amplitude Linearity. In any Transponder the carrier to third order intermodulation ratio shall be equal to or greater than those values shown below for the primary channel amplifier. The input back-off shown is for each of two equal power carriers relative to single carrier saturation. A degradation of 0.5 dB shall be allowed at each output level for any channel other than the primary.

  Total Output Backoff
Level Relative to Single
 Carrier Saturation, dB   Carrier/3rd Order Intermod
 ----------------------   --------------------------
            0                         8
           -7                        14
          -14                        24

Note: All values are nominal and accurate to +/- 1 dB.

END OF APPENDIX B-2

Appendix B-2
Galaxy IX C-Band US and Caribbean Beam
Technical Appendix

                                                                      APPENDIX C

                   EARTH STATION AND OPERATIONAL REQUIREMENTS
  FOR ANALOG AND DIGITAL SERVICES VIA PANAMSAT C-BAND AND KU-BAND TRANSPONDERS

1.0 INTRODUCTION. This document contains the earth station requirements and associated operational procedures for transmission via C-band and Ku-band transponders on all PanAmSat satellites (collectively, the "Operational Requirements"). These Operational Requirements may be modified from time to time by PanAmSat, in its reasonable discretion. Unless otherwise expressly defined herein, defined terms shall have the meanings ascribed to them in the applicable Agreement.

2.0 EARTH STATION REQUIREMENTS.

2.1 Earth Station EIRP. The required earth station Equivalent Isotropic Radiated Power (EIRP) per carrier is a function of the following:

      (1)   the satellite receiver sensitivity (G/T),

      (2)   the outage margin provided,

      (3) the location of the transmit and receive earth stations within the uplink and downlink beams, and,

      (4) the loading of the transponder (i.e., the number, type and frequency assignment of the various carriers within the transponder).

For full saturated transponder allocations, earth stations must be capable of transmitting a modulated carrier with an EIRP sufficient to achieve the nominal satellite SFD given in the Technical Appendix with a margin of at least 2 dB.

For partial transponder allocations, the actual assigned operating EIRP for a given earth station will be specified in the Technical Appendix, taking into account the actual transponder performance and loading prior to the time of the transmission.

2.2 EIRP Stability. The EIRP in the direction of the Satellite must, under clear sky conditions, be maintained to within +/-0.5 dB of the assigned operating EIRP; provided, however, in the event that the transponder transmitted to has multiple carriers, additional EIRP variation may be permitted, upon approval of PanAmSat. Under no circumstances may the EIRP exceed the assigned value by more than 1 dB.

2.3 Earth Station Transmit Gain Requirement. The gain of the transmit antenna must be sufficient to yield the maximum EIRP, as defined in Section 2.1, with a maximum carrier power level at the transmit feed to be determined by coordination agreements reached by PanAmSat with other networks. If antenna size resulting from above requirement is excessive, PanAmSat may reduce requirement provided that adjacent satellite flux density limits are maintained. The uplink power of TV carriers, as measured at the transmit earth station antenna feed, shall not exceed any limits specified in this document.

2.4 HPA Requirement. In determining the HPA size for a given earth station, it is necessary not only for each earth station to meet the maximum EIRP requirements for each carrier transmitted, but also to meet the emission constraints set forth in Section 3.4 or 4.2, as applicable. If a given earth station is to transmit more than one carrier, the HPA may have to operate at an output backoff of several dB in order to meet the emission constraints, and therefore, must be sized accordingly.

2.5 Antenna Sidelobes. All earth stations shall satisfy the following transmit sidelobe performance envelopes:

G < = 29 - 25 log(10)(Theta)dBi,     1 degrees < Theta < = 7 degrees
G < = 8 dBi,                         7 degrees < Theta < = 9.2 degrees
G < = 32 - 25 log(10)(Theta)dBi      9.2 degrees < Theta < = 48 degrees

LB#176675-ValueVision Media, Inc. - G-IRR - v5        DAS/ACK - 1/28/05

G < = -10 dBi,   Theta > 48 degrees

where G is the gain of the sidelobe envelope, relative to an isotropic antenna, in the direction of the geostationary orbit and Theta is the angle in degrees between the main beam axis and the direction considered. The peak gain of an individual sidelobe may not exceed the envelope defined above for Theta between
1.0 and 7.0 degrees. For Theta greater than 7.0 degrees, the envelope may be exceeded by no more than 10% of the sidelobes, provided no individual sidelobe exceeds the gain envelope given above by more than 3 dB.

It is Customer's responsibility to establish receive facilities that meet its requirements. Nevertheless, while the matter is left to the Customer's engineering determination and subject to applicable legal compliance, PanAmSat recommends that, in order to minimize the level of adjacent satellite interference, the receive sidelobes conform to the envelope described above for transmit sidelobes.

TO VERIFY COMPLIANCE OF THE TRANSMITTING EARTH STATION, THE CUSTOMER IS RESPONSIBLE FOR SCHEDULING ANTENNA QUALIFICATION TESTING WITH THE PANAMSAT OPERATIONS FACILITY DESIGNATED BY PANAMSAT PRIOR TO THE START OF SERVICE.

2.6 Transmit Earth Station Polarization. Earth stations used for PanAmSat C-band and Ku-band transmissions must be linearly polarized on both the uplink and downlink. Specific uplink and downlink polarizations are determined by transponder assignments and are further specified in the applicable Technical Appendix. The earth station cross-polarization discrimination must be a minimum of 30 dB within the main beam of the earth station's transmit antenna pattern.

2.7 Additional Requirements for Uplink Earth Stations operating in the 13.75 -
14.0 GHz Band. Except as otherwise expressly approved by PanAmSat, the EIRP of any emission from all earth stations operating in the 13.75 - 14.0 GHz band shall be at least 68 dBW and shall not exceed 85 dBW, with a minimum antenna diameter of 4.5 meters; except in the frequency band 13.772-13.778 GHz, where the EIRP shall be at least 68dBW and shall not exceed 71 dBW per 6 MHz, with a minimum antenna diameter of 4.5 meters.

3.0 ANALOG VIDEO SERVICE REQUIREMENTS

3.1 Video Exciter Requirements. Any video exciter used must meet the minimum requirements listed in Sections 3.3 through 3.5 hereof.

3.2 RF Bandwidth. The RF bandwidth must be 18 MHz or less for dual video carriers transmitted simultaneously within a 36 MHz transponder and 27 MHz or less for dual video carriers transmitted within a 54 MHz transponder. Other bandwidth restrictions may be imposed in shared transponder operation where more than two carriers are in simultaneous use. Where the Customer has full use of a 36 MHz, 43 MHz, or 54/64 MHz Transponder, as the case may be, any RF bandwidth may be chosen. Other bandwidth limitations may be imposed based on coordination agreements reached by PanAmSat with other networks, and to comply with all applicable governmental laws, rules and regulations.

3.3 IF Transmit Filter. An IF filter must be provided in the transmit path for each TV/FM carrier in order to reduce video color crosstalk and to minimize adjacent Transponder interference. The specific filter used for this purpose must be approved by PanAmSat in consultation with the Customer in consideration of the specific loading of the Transponder upon which Customer's Transponder Capacity is loaded.

The group delay response characteristics of the filter, while not specified by PanAmSat, should take into consideration both the total group delay of the Transponder upon which Customer's Transponder Capacity is loaded and the group delay produced by the transmit earth station IF and RF equipment.

3.4 Emission Constraints. The transmit earth station must be equipped and operated in such a manner that spurious emission at the output of the antenna due to all sources does not exceed 4 dBW/4 kHz outside of the assigned carrier bandwidth.

3.5 Energy Dispersal. A low-frequency symmetrical triangular energy dispersal waveform must be added to the baseband signal prior to the FM modulator. A video signal must be present at all times and the peak-to-peak deviation of the energy dispersal modulation must be 4 MHz when video is present.

3.6 Carrier Frequency Assignments. PanAmSat shall assign Customer's uplink and/or downlink frequencies in accordance with the Agreement. Earth stations must be capable of operating at any frequency and polarization within the Transponder upon which Customer's Transponder Capacity is loaded. For analog video transmissions, frequencies will be assigned to the nearest 0.250 MHz. It is recommended that all transmit earth stations further be capable of operation across the entire satellite uplink frequency band as PanAmSat may change carrier frequency assignments in accordance with the Agreement.

3.7 Audio and Data Subcarriers. Customer may add one or more audio or data subcarriers to the normal video baseband, provided that: (1) the EIRP of the composite carrier does not exceed the value specified in the Technical Appendix and; (2) the emission constraints set forth in Section 3.4 hereof are met.

4.0 DIGITAL SERVICE REQUIREMENTS

4.1 Modem Requirements. The Customer may use any digital, SCPC/PSK, MCPC/PSK satellite modem that meets their particular requirements, subject to the following constraints which are designed to ensure excess interference is not experienced by adjacent satellites or by other users of the Satellite:

      (1) Digital Modems - Scrambling must be provided to ensure that uniform spectral spreading is applied to the transmitted carrier at all times. A data scrambler built in accordance with ITU Rec. V.35, or a functionally equivalent unit with similar spectrum spreading characteristics, must be employed.

      (2) SCPC/PSK and MCPC/PSK - In general, any SCPC/PSK or MCPC/PSK modem which meets all relevant ITU recommendations is allowed, subject to prior approval by PanAmSat.

      (3) Other Modems - The use of other modem types is subject to approval by PanAmSat.

4.2 Emission Constraints. The transmit earth station must be equipped and operated in such a manner that spurious emission at the output of the antenna due to all sources does not exceed 4 dBW/4 kHz outside of the assigned carrier bandwidth. The EIRP density of each carrier, outside of the assigned carrier bandwidth , which results from spectral regrowth due to earth station non-linearities shall be at least 26 dB below the main carrier spectral density, and shall not exceed 4 dBW in any 4 kHz band within the C-band and Ku-band frequency range of the Satellite.

4.3 Carrier Frequency Assignments. PanAmSat shall assign Customer's uplink and/or downlink frequencies in accordance with the Agreement. Earth stations must be capable of operating at any frequency and polarization within the Transponder upon which Customer's Transponder Capacity is loaded. For digital transmissions, frequencies will be assigned to the nearest 0.025 MHz. It is recommended that all transmit earth stations further be capable of operation across the entire satellite uplink frequency band as PanAmSat may change carrier frequency assignments in accordance with the Agreement. Unless specifically approved by PanAmSat, the aggregate allocated bandwidth of carriers within a multi-carrier transponder or allocation should not exceed 90% of Customer's total allocated bandwidth in order to provide flexibility in carrier assignments and to reduce the effects of intermodulation noise, adjacent carrier interference, co-channel interference, and adjacent satellite interference.

5.0 UPLINK REQUIREMENTS

5.1 Uplink Requirements. Before any transmit earth station may access a PanAmSat satellite, it must demonstrate compliance with the technical requirements set forth in Sections 2.0, 3.0 and 4.0 and have approval from PanAmSat's Network Operations Center. In order to ensure that the transmissions of a given earth station do not interfere with the transmissions of other earth stations utilizing the Satellite, or adjacent satellites, it is necessary that certain operational requirements be met. Specifically, users of PanAmSat's digital transmission services must observe the following:

  (1) The EIRP in the direction of the Satellite must be maintained to within +/- 0.5 dB of the value specified by PanAmSat, except under adverse weather conditions. This EIRP tolerance limit includes all earth station factors which affect EIRP variation, including HPA output power level stability and antenna pointing errors.

  (2) The center frequency of all transmitted carriers must be maintained to within +/- 0.025 R Hz (up to a maximum of +/- 10 kHz) of the value assigned by PanAmSat. [Note - The transmission rate (R) is defined as the bit rate entering the QPSK modulator, i.e., it is the information rate plus overhead multiplied by the inverse of the FEC code rate.]

  (3) The frequency stability of the earth station receive chain must be consistent with the frequency acquisition and tracking capabilities of the demodulator. As a minimum, it is recommended that the short term (24 hour) receive chain stability be less than +/- 2 kHz and the long term stability (7 day) be less than +/- 10 kHz.

  (4) Any earth station transmitting to a PanAmSat Satellite must be under the active control of the user. Specifically, the user must provide a means for immediate cessation of transmission in the event that notification is received from PanAmSat that such a step is necessary to avoid harmful interference to other users or other satellite systems.

5.2 Uplink Restrictions. Except as may be permitted by PanAmSat during a coordinated test period, no earth station operator shall transmit an unmodulated carrier through any transponder. The operation of each earth station must be in strict adherence with Customer's PanAmSat-approved Transmission Plan. Any deviation from that Transmission Plan must be approved in advance by PanAmSat. Under no circumstances shall any earth station transmit any RF carrier to any PanAmSat satellite on a frequency not authorized by PanAmSat, whether or not that frequency is in use by other stations.

5.3 Carrier line-up and in-service monitoring. Facilities must be provided by the user to measure the link parameters and transmission characteristics during initial carrier line-up. In addition, in-service monitoring by the user of the carrier EIRP and the received BER is required.

In order to perform initial carrier line-up the user must provide a means to measure and adjust the transmitted carrier level. This requirement can be satisfied if a directional coupler of known coupling factor is placed between the HPA output and the antenna feed input so as to permit accurate carrier power measurements to be performed. Means must also be provided by the user to allow the transmitted power level to be adjusted to an accuracy of +/- 0.5 dB, over the range 0 to minus 15 dB of the maximum EIRP specified in Technical Appendix.

During initial carrier line-up it is also necessary for the user to be able to measure the Eb/No of the received carrier, either with a spectrum analyzer or through a filter of known bandwidth, and to perform bit-error-rate measurements using a pseudo-random test pattern.

During normal in-service operation, the user must monitor the carrier EIRP and the BER. The latter requirement can be satisfied through the use of the BER monitoring facility built into most digital modems.

5.4 Network Interface Considerations. If carriers transmitted via PanAmSat's digital transmission service are to be interfaced with a synchronous data network or other synchronous equipment, it may be necessary for the user to equip the receive station with elastic buffer storage facilities (or their equivalent) to allow for time delay variations caused by Satellite motion. The amount of storage necessary is a function of the carrier transmission rate, the maximum diurnal Satellite motion, and the longitudinal drift rate. The maximum delay variation due to Satellite motion is expected to be 0.6 milliseconds (peak-to-peak, uplink plus downlink).

Data encryption may be employed by the user, provided that the basic transmission characteristics of the carrier are not affected (i.e., provided that the emission constraints set forth in Section 4.2 are satisfied).

While users are free to utilize any digital modem that meets the basic performance requirements outlined in this document, it is the users responsibility to ensure that the modems used on both ends of a given link are compatible, and that the network interface requirements for the users particular application are satisfied.

5.5 Customer Obligations and Use. Customer must, at all times, comply with the terms and conditions of Article IV of the Agreement, including all of its Subsections, which are incorporated herein by this reference.

5.6 Interference and Preemption Notices. In accordance with the terms and conditions of the Agreement, Customer shall maintain, at each Customer transmit facility, and shall provide PanAmSat with a telephone number that is continuously staffed, at all time during which Customer is transmitting or receiving signals to or from the Satellite, and an automatic facsimile that shall be maintained in operation and capable of receiving messages from PanAmSat, at all times. Said telephone and facsimile shall be maintained for the purpose of receiving notices from PanAmSat regarding interference or other problems arising out of the provision of Customer's Transponder Capacity on, or any use of the Transponder upon which Customer's Transponder Capacity is loaded, including, without limitation, any decision by PanAmSat to preempt or interrupt provision of Customer's Transponder Capacity to Customer pursuant to the Agreement. IT IS MANDATORY THAT THE PERSON WHO RECEIVES SUCH MESSAGES HAS THE TECHNICAL CAPABILITY AND ABSOLUTE AUTHORITY TO IMMEDIATELY TERMINATE OR MODIFY THE TRANSMISSION IF NOTIFIED BY PANAMSAT PURSUANT TO THE FOREGOING. All such notices shall be effective upon the placement of the telephone call or transmission of a facsimile message by PanAmSat to Customer. If, for any reason, Customer's telephone is not answered and its telecopier is incapable of receiving transmission, PanAmSat's notice shall be deemed to have occurred at the time it attempts to place a telephone call or transmit a facsimile message to Customer. PanAmSat shall promptly confirm telephone notices in writing.

END OF APPENDIX C

                                                                      APPENDIX D

                         AGREEMENT FOR TRANSITION PERIOD

      As of the Transition Period Start Date (November 1, 2004), PanAmSat shall provide, and Customer shall lease from PanAmSat, Reserve Transponder No. 12 on Galaxy IR (the "Transition Period Transponder").

1. TRANSITION LEASE RATE COMPONENT

      (a) The Base Lease Rate for the Transition Period Transponder shall be $155,000 per month, payable in advance beginning on the Transition Period Start Date through January 31, 2005, and $135,000 per month and continuing on the first day of each month thereafter until the Transition Period End Date (as defined in Section 2, below). If the Transition Period Transponder becomes a Failed Transponder (as defined in the Galaxy IR Agreement) prior to the Transition Period End Date, then the Base Lease Rate payments shall cease as to such Failed Transponder. Payments for a partial month shall be pro-rated.

      (b) The TT&C Fee (as defined in the Galaxy IR Agreement) for the Transition Period Transponder shall be $10,000 per month, payable in advance beginning on the Transition Period Start Date and continuing on the first day of each month thereafter until the Transition Period End Date. If Transition Period Transponder becomes a Failed Transponder prior to the Transition Period End Date, then the TT&C Fee shall cease as to such Failed Transponder. Payments for a partial month shall be pro-rated.

      (c) The In Orbit Satellite Backup Fee (as defined in the Galaxy IR Agreement) for the Transition Period Transponder shall be $20,000 per month, payable in advance on the Transition Period Start Date and on the first day of each month thereafter until the Transition Period End Date. The In Orbit Satellite Backup Fee shall be payable as to the Transition Period Transponder only if (i) Galaxy Replacement is Available (as defined in the Galaxy IR Agreement, specifically in the December 31, 2003 Amendment thereto) to be used as a backup for such Transponder and (ii) Customer is not paying the Monthly Lease Rate (as defined in the Galaxy IR Agreement) for such Transponder. The In Orbit Satellite Backup Fee shall cease prior to the Transition Period End Date either when Galaxy Replacement is not Available or when the Monthly Lease Rate is being paid by Customer, but shall resume if, and when, prior to the Transition Period End Date, Galaxy Replacement becomes Available or the Monthly Lease Rate is not being paid by Customer. Payments for a partial month shall be prorated.

2. TRANSITION PERIOD END DATE. The lease of the Transition Period Transponder shall expire on the date the date on which Galaxy IR as determined by PanAmSat is taken out of commercial operation or the Commencement Date of the Capacity Term for Galaxy IRR, whichever occurs first (the "Transition Period End Date").

3. TERMS AND CONDITIONS INCORPORATED BY REFERENCE. For the convenience of the parties, the following terms and conditions set forth in the Galaxy IR Agreement are incorporated by reference and made applicable, in context, to this Agreement for Transition Period as if set forth fully herein, except insofar as such provision may be in conflict with the terms and conditions expressly stated in this Agreement and Appendix D thereto: Section 3.03, Section 3.04, Section 3.05,
Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12,
Section 13, Section 14, Section 16, Section 18, Section 19, and Section 20, and all terms of the December 31, 2003 Amendment (for the protection from Galaxy Replacement). References in the foregoing incorporated terms to the "Lessee's Transponder" (or in some cases "Lessee's Transponders"), the "Lease Termination Date", and "Lessee" shall be deemed, in context, to refer to the Transition Period Transponder, the Transition Period End Date, and the Customer, respectively.

                                                                      APPENDIX E

                           PRIORITY LIST - GALAXY IRR

Customer is assigned priority number 24 on GALAXY IRR.

LB#176675-ValueVision Media, Inc. - G-IRR - v5                 DAS/ACK - 1/28/05

                                                                      APPENDIX F
                                                  SAMPLE SUBORDINATION PROVISION

Subordination. Customer hereby acknowledges that this Agreement and all rights granted to Customer hereunder are subject and subordinate to a security interest and lien (as the same may be assigned, the "Security Interest") in favor of [SECURED PARTY] (the "Secured Party") in and to this Agreement, the Customer's Transponder Capacity and other rights under this Agreement and/or the Satellite (and/or the proceeds from the sale or other disposition of all or any portion thereof, or any insurance that may be received by PanAmSat as a result of any loss or destruction of, or damage to, the Customer's Transponder Capacity (or other rights) and/or the Satellite and to all renewals, modifications, consolidations, replacements and extensions of any security agreement, mortgage or other document reflecting any such Security Interest, including that certain [SECURITY AGREEMENT] by and between PanAmSat and Secured Party; provided, that any such Secured Party agrees that Customer shall continue to have the benefits of this Agreement notwithstanding any default on the part of PanAmSat under the agreement providing for such Security Interest (the "Security Agreement"), so long as:

      (i) Customer is not in default under the terms and conditions of this Agreement, which default has continued after expiration of any applicable cure period stated in this Agreement;

      (ii) Customer does not pay any of its obligations under this Agreement (other than a deposit) more than thirty (30) days prior their scheduled payment date under this Agreement;

      (iii) after receipt of notice from the Secured Party of a default by PanAmSat under the Security Agreement, this Agreement is not supplemented, amended or extended (except by its terms with respect to specified extension periods) or otherwise modified in any manner without the consent of the Secured Party;

      (iv) after receipt of notice from the Secured Party of a default by PanAmSat under the Security Agreement, Customer executes a separate instrument with the Secured Party pursuant to which it agrees with the Secured Party to make and makes all payments thereafter as instructed by the Secured Party; and

      (v)   this subordination provision is not amended.

This clause shall be self-operative and no further instruction of subordination shall be required by any security agreement, mortgage or other document reflecting such Security Interest to make this subordination effective. In confirmation of such acknowledged subordination, Customer shall execute promptly any instrument or certificate which PanAmSat or the Secured Party may reasonably request.